Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT is entered into as of May 9, 2017, by and among Surgery Partners, Inc., a Delaware corporation (the “Company”), and BCPE Seminole Holdings LP, a Delaware limited partnership (the “Investor”).

WHEREAS, on the terms and conditions set forth in this Agreement, the Company desires to sell, and the Investor desires to purchase, shares of the Company’s 10.00% Series A Convertible Perpetual Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions set forth in the Series A Certificate (as defined below);

WHEREAS, in connection with such purchase and sale, the Company and the Investor desire to make certain representations and warranties and enter into certain agreements;

WHEREAS, concurrently with the execution and delivery of this Agreement and in connection with the transactions contemplated hereby, the Company has received a written consent delivered by H.I.G. Surgery Centers, LLC and H.I.G. Bayside Debt & LBO Fund II L.P. (collectively, “HIG”), as holders of a majority of the common stock, par value $0.01 per share, of the Company (the “Common Stock”), irrevocably approving the transactions contemplated by this Agreement and the other Transaction Documents, including the conversion of the Series A Preferred Stock into Common Stock (the “Stockholder Approval”);

WHEREAS, in connection with such purchase and sale, the Company shall, at the Closing (as such term is defined below), adopt the Amended and Restated Bylaws of the Company in the form attached as Exhibit A (the “A&R Bylaws”) as the bylaws of the Company;

WHEREAS, in connection with such purchase and sale, the Company shall, at the Closing, adopt the Amended and Restated Certificate of Incorporation of the Company in the form attached as Exhibit B (the “A&R Certificate of Incorporation”) as the certificate of incorporation of the Company;

WHEREAS, in connection with such purchase and sale, the Company shall, at the Closing, enter into the Amended and Restated Registration Rights Agreement, by and among the Company, certain stockholders of the Company and certain other parties thereto, in the form attached as Exhibit C (the “Reg Rights Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, the Investor and HIG have entered into that certain Stock Purchase Agreement (the “HIG Purchase Agreement”), dated as of the date hereof, pursuant to which HIG has agreed to sell to the Investor and the Investor has agreed to purchase from HIG, all Common Stock owned by HIG; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, the Company, Merger Sub, NSH Holdco, Inc. (“NSH”) and IPC/NSH, L.P., solely in its capacity as sellers’ representative, have entered into that certain Agreement and Plan of Merger (the “Merger

Agreement” and together with this Agreement, the A&R Bylaws, the A&R Certificate of Incorporation, the Reg Rights Agreement, the Confidentiality Agreement dated as of October 2, 2016, by and between Bain Capital Private Equity, LP and the Company and any other agreement, disclosure letter, certificate or other document to be entered into or delivered pursuant to the terms hereof or in connection herewith, the “Transaction Documents”), dated as of the date hereof, pursuant to which the Company has agreed to acquire all of the outstanding equity of NSH (the “NSH Merger”).

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“A&R Bylaws” shall have the meaning set forth in the recitals of this Agreement.

“A&R Certificate of Incorporation” shall have the meaning set forth in the recitals of this Agreement.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, including, with respect to the Investor, any Affiliated Fund of the Investor. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act (including SEC and judicial interpretations thereof), and the terms “controlling” and “controlled” shall have the meanings correlative to the foregoing.

“Affiliated Fund” shall mean, in the case of the Investor, each corporation, trust, limited liability company, general or limited partnership, or other Person with whom the Investor is under common control or to which the Investor or an Affiliate of the Investor is the investment adviser.

“Agreement” shall mean this Securities Purchase Agreement, as it may be amended, restated, or otherwise modified from time to time, together with all exhibits, schedules, and other attachments thereto.

“Antitrust Authority” shall mean any Governmental Authority charged with enforcing, applying, administering or investigating any Antitrust Laws, including the U.S. Federal Trade Commission, the U.S. Department of Justice, any attorney general of any state of the United States, the European Commission or any other competition authority of any jurisdiction.

“Antitrust Laws” shall mean the HSR Act and any Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition, through merger or acquisition or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day other than (a) a Saturday, Sunday or federal holiday or (b) a day on which commercial banks in New York, New York are authorized or required to be closed.

“Bylaws” shall have the meaning set forth in Section 4.1.

“Certificate of Incorporation” shall have the meaning set forth in Section 4.1.

“Closing” shall have the meaning set forth in Section 3.

“Closing Date” shall have the meaning set forth in Section 3.

“Code” shall mean the Internal Revenue Code of 1986, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

“Common Stock” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Intellectual Property” shall mean (i) all Intellectual Property that is used in connection with, and is material to the business of the Company and its Subsidiaries and (ii) all Intellectual Property owned by the Company and its Subsidiaries.

“Company Related Parties” shall have the meaning set forth in Section 8.7(b).

“Company Stock Plan” means the 2015 Omnibus Incentive Plan and each other plan, program policy and arrangement that provides for the award of rights of any kind to receive shares of Common Stock or benefits measured in whole or in part by reference to shares of Common Stock.

“DGCL” shall have the meaning set forth in Section 4.2(b).

“Draft Q1 2017 Financial Statements” shall have the meaning set forth in Section 4.

“End Date” shall have the meaning set forth in Section 9.12(a)(1).

“Environmental Law” shall mean any federal, state or local Law, statute, ordinance, rule or regulation relating to the (i) pollution or protection of the environment, (ii) preservation, protection, conversation, pollution, contamination of, or releases or threatened releases of Hazardous Substances into the air, surface water, ground water or land or the clean up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (iii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances or solid waste and (iii) the safety or health of employees or other Persons.

“Environmental Permit” shall mean any permit, license, approval or other authorization under any Environmental Law.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

“Equity Commitment Letter” shall have the meaning set forth in Section 5.1.

“Equity Financing” shall have the meaning set forth in Section 5.1.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, and the rules and regulations promulgated by the SEC thereunder.

“Fundamental Representations” shall mean the representations and warranties of the Company contained in Sections 4.1 (Organization), 4.2 (Authorization), 4.3 (Applicable Takeover Protections), 4.5 (Capitalization), 4.6 (Valid Issuance of Preferred Stock), 4.21 (Brokers’ Fees and Expenses), and 4.22 (Listing and Maintenance Requirements).

“Generally Accepted Accounting Principles” shall mean United States generally accepted accounting principles, as in effect as of the date of the applicable financial statement, applied on a consistent basis.

“Governmental Authority” shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative.

“Government Programs” means all state and federal health care programs as defined in 42 U.S.C. § 1320a-7b(f), including the federal Medicare and all applicable state Medicaid and successor programs, as well as TRICARE and state workers’ compensation programs.

“Hazardous Substance” shall mean any waste, substance or product or material defined or regulated by any applicable Environmental Law, including petroleum and any radioactive materials and waste.

“Healthcare Laws” means any local, state or Federal Law relating to the provision and payment of healthcare services and items, including the following: (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (ii) the Physician Self-Referral Law (42 U.S.C. §§ 1395nn), (iii) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), (iv) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), (v) the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; (vi) the Exclusion Laws, 42 U.S.C. § 1320a-7s; (vii) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), (viii) the Medicare and Medicaid Patient and Program Protection Act of 1987 (42 U.S.C. Section 1320a 7b), (ix) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), (x) Medicare (Title XVIII of the Social Security Act); (xi) Medicaid (Title XIX of the Social Security Act); (xii) state corporate practice of medicine and professional fee-splitting laws and regulations, and (xiii) state certificate of need and licensing laws and regulations.

“Healthcare Professionals” shall have the meaning set forth in Section 4.15.

“HIG” shall have the meaning set forth in the recitals of this Agreement.

“HIG Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incidental Liens” shall mean (i) Liens for taxes, assessments, levies or other similar governmental charges (but not Liens for clean up expenses arising pursuant to Environmental Law) not yet due (subject to applicable grace periods) or that are being contested in good faith and by appropriate proceedings if, in each case, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (ii) carriers’, warehousemen’s, mechanics’, landlords’, vendors’, materialmen’s, repairmen’s, sureties’ or other like Liens arising in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts not yet due or that are being contested in good faith and by appropriate proceedings if, in the case of such contested Liens, adequate reserves with respect to such Liens are maintained on the books of the Company in accordance with Generally Accepted Accounting Principles; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects, in each case incurred in the ordinary course of business that are not substantial in amount, and that do not in any case singly or in the aggregate materially detract from the value or usefulness of the Real Property subject to such Liens or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (v) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (vi) inchoate Liens arising under ERISA to secure contingent liabilities of the Company; and (vii) rights of lessees and sublessees in Properties leased by the Company or any Subsidiary not prohibited elsewhere in this Agreement.

“Indebtedness” shall mean, as to any Person, without duplication: (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of Property or services; (ii) any other indebtedness that is evidenced by a promissory note, bond, debenture or similar instrument; (iii) any obligation under or in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (iv) all capital lease obligations of such Person; (v) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (vi) any obligation under or in respect of any hedging, swap, option, forward or other similar agreements and (vii) any guarantees of the foregoing liabilities and synthetic liabilities of such Person.

“Information Statement” shall have the meaning set forth in Section 8.3.

“Intellectual Property” shall mean any and all of the following arising under the Laws of the United States, any other jurisdiction or any treaty regime: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures and all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names and all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, mask works or moral rights, all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer software (including, without limitation, data and related documentation) and source codes, (vi) all other proprietary rights, (vii) all copies and tangible embodiments of the foregoing (in whatever form or medium), (viii) all licenses or agreements in connection with the foregoing and (ix) all actions (including suits, litigation, claims, proceedings) or rights to actions, in law or in equity for any past or future infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Related Parties” shall have the meaning set forth in Section 8.7(b).

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge of one or more of Michael T. Doyle, Teresa F. Sparks, Jennifer B. Baldock, John Crysel and Dennis Dean.

“Law” means, with respect to any Person, any federal, state, local or foreign common or statutory law, code, ordinance, rule, regulation, order or other requirement or rule of law including any Healthcare Law, Antitrust Law or Environmental Law, that is binding upon such Person.

“Legal Action” means any action, suit, litigation, proceeding, arbitration, investigation, claim, condemnation proceeding, or other similar legal proceeding, whether judicial, administrative or otherwise.

“Liability” means any actual liability or obligation (including as related to Taxes), whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Lien” shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract.

“Material Adverse Effect” means any event, change, effect, condition, circumstance or occurrence (whether or not constituting any breach of a representation, warranty, covenant or agreement set forth in this Agreement) (collectively, a “Change”), that has had or would reasonably be expected to (x) have a material adverse effect upon the condition (financial or otherwise), business, or results of operations of the Company and its Subsidiaries, taken as a whole or (y) prevent, hinder or delay the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that any adverse Change arising from or related to the following (by itself or when aggregated or take together with any and all other Changes) shall not be deemed to be or constitute a Material Adverse Effect and shall not be taken into account in determining whether a Material Adverse Effect has occurred: (i) Changes affecting the economy generally or affecting financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index, or changes in interest rates or exchange rates), (ii) Changes that are generally applicable to the industries or markets in which the Company and its Subsidiaries operate (including increases in the cost of products, supplies and materials purchased from third party suppliers), (iii) any Changes to national or international political conditions, including the engagement or escalation by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or escalation of any military or terrorist attack upon the United States or any other country, or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States or any other country, (iv) Changes in weather, meteorological conditions or climate, pandemics, or natural disasters (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences) affecting the business of the Company and its Subsidiaries, (v) Changes in Generally Accepted Accounting Principles, (vi) Changes in any Laws (including Healthcare Laws) issued by any Governmental Authority (or Changes in the interpretation thereof) or any action required to be taken under any applicable Law (actual or proposed), including any amendment or repeal of the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152), (vii) the entry into, announcement or pendency of this Agreement, or the transactions contemplated hereby, and including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners, employees, physicians, medical professionals or other clinical providers of the Company and its Subsidiaries due to the announcement and performance of this Agreement (provided, that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any Change in connection with a breach of any representation or warranty of the Company in Section 4 has resulted in or contributed to a Material Adverse Effect), (viii) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts, predictions or guidance relating to revenues, income, cash position, cash-flow or other financial measure (provided, that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any Change underlying such failure not otherwise excluded from the definition of “Material Adverse Effect” has resulted in or contributed to a Material Adverse Effect), (ix) seasonal fluctuations in the business of the Company and its Subsidiaries consistent with prior fiscal years, (x) any Changes to requirements, reimbursement rates, policies or procedures of third party payors (including Government Programs) or accreditation commissions or organizations that are generally applicable to hospitals or health care facilities, (xi) the taking of any action or omission requested in writing or authorized in writing by the Investor, including the completion of the transactions contemplated hereby and thereby (including the impact thereof on relations (contractual or otherwise) with, or actual, potential or threatened loss or impairment of, employees, customers, suppliers, distributors, physicians, medical professionals or other clinical providers, or others having relationships with the Company or any of its Subsidiaries) (provided, that the exception in this clause (xi) shall not prevent or otherwise affect a determination that any Change in connection with a breach of any representation or warranty of the Company in Section 4 has resulted in or contributed to a Material Adverse Effect), and (xii) any action taken by the Investor or any of its Affiliates that is not contemplated by this Agreement, except to the extent such Change arising from or related to the matters described in clauses (i) through (iv) disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries and markets in which the Company and its Subsidiaries operate (but only to the extent of the incremental disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other companies operating in the industries and markets in which the Company and its Subsidiaries operate).

“Merger Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Merger Sub” shall have the meaning set forth in the Merger Agreement.

“Material Indebtedness” means Indebtedness having an outstanding aggregate principal amount of not less than $40,000,000.

“NASDAQ” means the securities trading exchange operating under that name operated by NASDAQ OMX Group, Inc., including its Global Select Market, its Global Market and its Capital Market, as applicable to any specific securities.

“NSH” shall have the meaning set forth in the recitals of this Agreement.

“NSH Closing” shall have the meaning set forth in Section 6.6.

“NSH Merger” shall have the meaning set forth in the recitals of this Agreement.

“NSH Termination Fee Collection Costs” shall have the meaning set forth in Section 8.7(g).

“Order” means any order, judgment, injunction, award, decree, sanction, compliance agreement or writ of any Governmental Authority.

“Person” shall mean any individual, association, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Plan” shall mean any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or any material compensation or benefit plan, policy, agreement or arrangement, including without limitation, any employment, consulting, severance, termination, change in control, bonus, incentive, equity-based compensation, retention or other similar agreement, that the Company or any of its Subsidiaries, maintains, sponsors, is a party to, or with respect to which the Company or its Subsidiaries otherwise has or may have any liability.

“Preferred Stock” shall mean the preferred stock, par value $0.01 per share, of the Company.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Purchase Price” shall have the meaning set forth in Section 2.

“PSUs” shall mean all performance stock units subject to performance and time-based vesting criteria (which shall exclude, for the avoidance of doubt, all PSUs that have become “earned shares” (as defined in the applicable PSU award agreement)), whether granted pursuant to the Company Stock Plan or otherwise.

“Qualifying Shared Termination Event” shall have the meaning set forth in Section 8.7(c).

“Real Property” shall mean any real property owned, leased, sub-leased, licensed, or otherwise occupied or used by the Company or any of its Subsidiaries.

“Reg Rights Agreement” shall have the meaning set forth in the recitals of this Agreement.

“Reimbursed NSH Termination Fee” shall have the meaning set forth in Section 8.7(b).

“Regulatory Agency” means (a) any state or federal regulatory authority, (b) the SEC or (c) NASDAQ.

“Representatives” means, with respect to a Person, such Person’s officers, directors, managers, employees, investment bankers, attorneys, accountants, consultants and other authorized agents, advisors or representatives.

“Restricted Shares” shall mean all shares of Common Stock subject to time-based vesting restrictions and/or forfeiture back to the Company, whether granted pursuant to the Company Stock Plan or otherwise (which, for the avoidance of doubt, shall include PSUs that have become “earned shares” (as defined in the applicable PSU award agreement)).

“RSUs” shall mean all restricted share units payable in shares of Common Stock or whose value is determined with reference to the value of shares of Common Stock, whether granted pursuant to the Company Stock Plan or otherwise (which, for the avoidance of doubt, shall exclude all PSUs).

“SEC” shall mean the U.S. Securities and Exchange Commission or any other U.S. federal agency then administering the Securities Act or Exchange Act.

“SEC Reports” shall have the meaning set forth in Section 4.

“Securities” shall have the meaning set forth in Section 5.5(a).

“Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations of the SEC thereunder.

“Series A Certificate” shall have the meaning set forth in Section 6.1.

“Series A Preferred Stock” shall have the meaning set forth in the recitals of this Agreement.

“Shared NSH Termination Fee” shall have the meaning set forth in Section 8.8(c).

“Sponsor” shall have the meaning set forth in Section 5.1.

“Stock Options” means all stock options to acquire shares of Common Stock from the Company, whether granted pursuant to the Company Stock Plan or otherwise.

“Stockholder Approval” shall have the meaning set forth in the recitals to this Agreement.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or other form of legal entity of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Systems” shall have the meaning set forth in Section 4.19(b).

“Tax” or “Taxes” shall mean any taxes of any kind whatsoever, including but not limited to any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, recapture, capital stock, franchise, branch, profits, license, withholding, payroll, social security, unemployment, disability, workers’ compensation, ad valorem, real property, personal property, abandoned property, sales, use, transfer, unclaimed property or escheatment, registration, production, value added, alternative or add-on minimum, estimated, or other similar taxes (together with any and all interest, penalties and additions to tax imposed with respect thereto) imposed by any governmental or Tax authority, in each case whether or not disputed.

“Tax Returns” mean any and all returns, declarations, claims for refund, tax shelter disclosure statements or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Tax authority (including any schedule or attachment thereto), including any amendment thereof.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NASDAQ.

“Transaction Documents” shall have the meaning set forth in the recitals of this Agreement.

2. Purchase and Sale of the Series A Preferred Stock. On the terms and conditions set forth in this Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue, sell and deliver to the Investor, free and clear of all Liens, a number of shares of Series A Preferred Stock equal to (x) the Purchase Price (as defined below) divided by (y) 1,000, for an aggregate purchase price equal to the Purchase Price, such amount to be paid in full, in cash, to the Company at the Closing. “Purchase Price” means an amount equal to $310,000,000.00; provided that the Investor and the Company may, on or before the third Business Day prior to the Closing Date, agree in writing to increase or decrease the Purchase Price; provided, however, that in no event shall the Purchase Price be (a) more than $320,000,000.00 or (b) less than an amount equal to (i) the sum of (A) the Closing Date Merger Consideration (as defined in the Merger Agreement) plus (B) all transaction costs, fees and expenses incurred or payable by the Company or on its behalf, together with transaction any costs, fees and expenses incurred by another Person that the Company has agreed to reimburse, in each case, in connection with the preparation, execution, and delivery of the Transaction Documents and the transactions contemplated thereby, minus (ii) the aggregate amount of Debt Financing Commitments and Alternative Financing Commitments (as each such term is defined in the Merger Agreement) funded at the Closing.

3. Closing. The consummation of the purchase and sale of the Series A Preferred Stock and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ropes & Gray LLP at 10:00 a.m. New York City time substantially simultaneously with the NSH Closing and on the date on which each of the conditions set forth in Sections 6 or 7 have previously been fulfilled or waived (other than those conditions that can be fulfilled only at the Closing, but subject to their being fulfilled), or at such other time and place as the Company and the Investor shall mutually agree (such date, the “Closing Date”). At the Closing, the Company shall deliver to the Investor certificates or book-entry shares (at the Investor’s election) representing the number of shares of Series A Preferred Stock being purchased by the Investor against payment of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company in advance of the Closing Date.

4. Representations and Warranties of the Company. The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that, except (i) as otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or its other reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after December 31, 2016 (other than any forward looking disclosures set forth in any risk factor section or forward looking statement disclaimer and any other disclosure that is similarly nonspecific and predictive or forward looking in nature) and on or before the date of this Agreement (all such reports covered by this clause (i) collectively, the “SEC Reports”), (ii) as otherwise disclosed in the Company’s draft unaudited interim financial statements prepared in respect of the fiscal quarter ended March 31, 2017 (the “Draft Q1 2017 Financial Statements”) attached to this Agreement as Exhibit D, and (iii) as set forth in the disclosure letter dated as of the date of this Agreement provided to the Investor separately:

4.1. Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the state of its formation; has all requisite power and authority to own its properties and conduct its business as presently conducted; and is duly qualified to do business and in good standing in each jurisdiction where its business requires such qualification, except where failure to be so duly qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True and accurate copies of the Company’s Certificate of Incorporation, as in effect as of the date hereof (the “Certificate of Incorporation”) and bylaws, as in effect as of the date hereof (the “Bylaws”), have been made available to the Investor prior to the date of this Agreement.

4.2. Authorization; Enforceable Agreement.

(a) All corporate action on the part of the Company, its Subsidiaries, its officers, directors, and stockholders necessary for the authorization, execution, and delivery of each of the Transaction Documents, the performance of all obligations of the Company and its Subsidiaries under each of the Transaction Documents, and the authorization, issuance (or reservation for issuance), sale, and delivery of (i) the Series A Preferred Stock being sold hereunder, and (ii) the Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the terms of the Series A Certificate has been taken, and each of the Transaction Documents, when executed and delivered, assuming due authorization, execution and delivery by the Investor or the other parties thereto, constitutes and will constitute valid and legally binding obligations of the Company and its Subsidiaries, enforceable in accordance with their respective terms, subject to (A) the filing of the Series A Certificate with the Delaware Secretary of State pursuant to Section 6.1; and (B) as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

(b) On or prior to the date of this Agreement, the Board has duly adopted resolutions (i) authorizing and approving each of the Transaction Documents and the transactions contemplated thereby, (ii) adopting the Series A Certificate, and (iii) excluding the Investor and its Affiliates from any applicable restrictions on transactions with interested stockholders under the Delaware General Corporation Law (the “DGCL”).

4.3. Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable (to the maximum extent permitted by Law) any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, the Bylaws, the A&R Certificate of Incorporation, the A&R Bylaws and the Laws of its state of incorporation that is or could become applicable to the Investor as a result of the consummation of the transactions contemplated by the Transaction Documents, including without limitation as a result of the Company’s issuance of the Series A Preferred Stock to the Investor, the conversion of the Series A Preferred Stock, and the exercise of the Investor’s rights under the Series A Certificate.

4.4. Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, or notice to, any federal, state, or local Governmental Authority on the part of the Company is required (a) in connection with the Transaction Documents or (b) in connection with the offer, sale, or issuance of the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock or the consummation of any other transaction contemplated by the Transaction Documents, in each case, except for the following: (i) the filing of the Series A Certificate with the Delaware Secretary of State pursuant to Section 6.1; (ii) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods; (iii) the approval of, and the filings required to be made, prior to or following the Closing under the published rules of NASDAQ in connection with the issuance and sale of the Series A Preferred Stock hereunder, and the Common Stock issuable upon conversion of the Series A Preferred Stock; (iv) the filing with the SEC of such reports under the Exchange Act or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (v) the expiration or termination of any applicable waiting periods (together with any extensions thereof) under the HSR Act; (vi) the consents, approvals and filings (if any) set forth on Schedule 6.13 and (vii) such consents, approvals, orders, authorizations, registrations, qualifications, declarations, filings and notices the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5. Capitalization. As of May 8, 2017, the authorized capital stock of the Company consists of (a) 300,000,000 shares of Common Stock, of which 48,818,241 were issued and outstanding, including 668,829 Restricted Shares, and (b) 20,000,000 shares of Preferred Stock, none of which are issued or outstanding. As of May 8, 2017, (i) 16,267 Stock Options at a weighted average exercise price of $19.05 were outstanding, (ii) no RSUs were outstanding and (iii) PSUs that may be settled into a maximum of 348,341 shares of Common Stock (assuming maximum performance of all applicable performance conditions of all unearned PSUs) were outstanding. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company will reserve that number of shares of Common Stock sufficient for issuance upon conversion of the Series A Preferred Stock being issued and sold pursuant to this Agreement. There are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Company of any securities of the Company, nor are there any commitments or binding arrangements to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer. Except as otherwise provided in the Series A Certificate, there are no outstanding rights or obligations of the Company to repurchase or redeem any of its equity securities. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock are as stated in the Certificate of Incorporation (including the Series A Certificate). The Company does not have outstanding any shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.6. Valid Issuance of Preferred Stock. The Series A Preferred Stock being purchased by the Investor hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of any Liens or restrictions on transfer other than restrictions under the Transaction Documents, the Certificate of Incorporation and the Series A Certificate and under applicable state and federal securities Laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Series A Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of any Liens or restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Certificate of Incorporation and under applicable state and federal securities Laws. The sale of the Series A Preferred Stock hereunder is not, and the subsequent conversion of the Series A Preferred Stock into Common Stock will not be, subject to any preemptive rights, rights of first offer or any anti-dilution provisions contained in the Company’s Certificate of Incorporation, the Bylaws, the A&R Certificate of Incorporation, the A&R Bylaws or any other agreement.

4.7. Financial Statements.

(a) The financial statements of the Company and its Subsidiaries on a consolidated basis for each of the periods (i) included or incorporated by reference in the SEC Reports and (ii) included in the Draft Q1 2017 Financial Statements, fairly present in all material respects, in accordance with Generally Accepted Accounting Principles, as in effect on the date of the applicable SEC Report or, in the case of the Draft Q1 2017 Financial Statements, as in effect on March 31, 2017, the financial condition and the results of operations of the Company and its Subsidiaries on a consolidated basis as of the dates and for the periods indicated in such SEC Reports or in the Draft Q1 2017 Financial Statements, as applicable (except, in the case of unaudited statements, for the effect of normal year-end audit adjustments).

(b) The Company and its Subsidiaries do not have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under Generally Accepted Accounting Principles, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company, other than liabilities or obligations (i) reflected on, reserved against, or disclosed in the notes to, the Company’s unaudited consolidated balance sheet included in the Draft Q1 2017 Financial Statements for the fiscal quarter ended March 31, 2017, (ii) that were incurred in the ordinary course of business since March 31, 2017 or (iii) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.8. Reports.

(a) The Company has timely filed all reports required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

(b) The SEC Reports, when they became effective or were filed with the SEC, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, in each case as in effect at such time, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(c) Each director of the Company that is designated as “Independent” in the SEC Reports satisfies the requirements for independence under the Sarbanes-Oxley Act and the rules of the NASDAQ and a majority of the Company’s directors are so “Independent.”

(d) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed or that has or otherwise would reasonably be expected to have a Material Adverse Effect.

(e) The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company and its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board’s Audit Committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

4.9. Title. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has good and marketable title, whether fee, leasehold or otherwise, to its Property reflected as owned by it in the SEC Reports and that it otherwise purports to own, and such Property is not subject to any Lien except Incidental Liens, and each of the Company and its Subsidiaries holds its leased Properties under valid, binding and enforceable leases, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, with respect to each lease for the Real Property leased by the Company or any of its Subsidiaries, the Company and its Subsidiaries are not in breach or default under such lease, and to the Knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default.

4.10. Indebtedness. Neither the Company nor any of its Subsidiaries is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, in default in the payment (after any grace period with respect thereto) of any Material Indebtedness or in default under any agreement relating to its Material Indebtedness the effect of which default is to cause such Material Indebtedness to become due prior to its stated maturity.

4.11. Litigation. There is no Legal Action pending or, to the Knowledge of the Company, overtly threatened against, nor any outstanding judgment, order or decree against, the Company or any of its Subsidiaries before or by any Governmental Authority or arbitral body which in the aggregate have, or if adversely determined, would reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect.

4.12. Taxes. The Company and each of its Subsidiaries has properly and timely filed (taking into account any extension of time within which to file) all income and other material federal, foreign, state, and local Tax Returns that are required to be filed by it. All material Taxes due and owing by any of the Company or its Subsidiaries (whether or not shown on any Tax Return) have been timely paid. All material Taxes required to be withheld and paid over by the Company and its Subsidiaries have been withheld and paid over to the appropriate Tax authority. There are no outstanding waivers or extensions of time with respect to the period for assessing or auditing any material Tax or material Tax Return of the Company or any Subsidiary, except to the extent any such waiver is a result of an extension to file a Tax Return made or requested in the ordinary course of business. There is no unresolved audit or proceeding relating to any material Tax or material Tax Return of the Company or any Subsidiary raised in writing or, to the Knowledge of the Company, being conducted by any Tax Authority and, to the Knowledge of the Company, no such audit or proceeding is pending. Neither the Company nor any of its Subsidiaries has entered into any transaction defined under Section 1.6011-4(b)(2), -4(b)(3) or -4(b)(4) of the Treasury Regulations. No claim that is reasonably likely to result in a material liability to the Company and its Subsidiaries taken as a whole has been made by a Tax authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) has been a member of an “affiliated group” (as defined in Section 1504 of the Code) filing a combined, consolidated, or unitary Tax Return (other than a group the common parent of which was the Company or one of its Subsidiaries) or (ii) has any material liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor or by contract (other than contracts the primary purpose of which does not relate to Taxes). No deficiency for any Taxes has been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

4.13. Permits and Licenses. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by Governmental Authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any written notice of any Legal Actions relating to the revocation or adverse modification of any such permit, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no officer, director, manager or employee of the Company or any Subsidiary: (i) has been convicted of any criminal offense primarily relating to the delivery of an item or service under any federal healthcare program or state health care program; or (ii) is debarred, excluded or suspended from or otherwise rendered ineligible for participation in any federal healthcare program or state health care program (as those terms are defined in 42 U.S.C. § 1320a-7b(f)), nor has any such debarment, exclusion or suspension been threatened in writing.

4.14. Compliance with Laws. Neither the Company nor any of its Subsidiaries is in material violation of any applicable Laws of any Governmental Authority, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated with respect to, or has been threatened in writing to be charged with or given written notice of any violation of any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.15. Healthcare Compliance. The Company and each of its Subsidiaries (a) are in compliance with all Healthcare Laws applicable to the Company or any of its Subsidiaries, and (b) neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2015 from a Governmental Authority alleging that the Company or any of its Subsidiaries is or was not, or may not be, in compliance with any Healthcare Law, except in the case of clauses (a) and (b) where any actual or alleged non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have, a Material Adverse Effect. To the Knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect, each of the physicians, mid-level providers and other licensed persons employed to provide professional healthcare services on behalf of the Company or its Subsidiaries (each, a “Healthcare Professional” and collectively, the “Healthcare Professionals”): (i) has maintained and currently holds, in good standing, all licenses and permits required by any applicable Law or Governmental Authority to perform the services in the states that such Healthcare Professional is practicing or performing professional services on behalf of the Company or any of its Subsidiaries; and (ii) to the extent required, has been granted and continues to hold requisite staff privileges at each of the hospitals and other healthcare facilities at or for which such Healthcare Professional performs medical services on behalf of the Company or its Subsidiaries. To the Knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) the Company and each of its Subsidiaries are in material compliance with all contractual obligations applicable to billing third party payors and (y) each has not billed or received any payment or reimbursement from such third party payors in excess of amounts allowed by applicable Healthcare Laws and contractual obligations (subject to contractual allowances and adjustments in the ordinary course of business). To the Knowledge of the Company and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since January 1, 2015, experienced an information security breach reportable under federal or state law.

4.16. Environmental Compliance. Neither the Company nor any of its Subsidiaries is in violation of, or has received notice of any violation or liability with respect to, any Environmental Law applicable to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. Since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice of, nor, to the Knowledge of the Company, has there been any occurrence or circumstance that, with notice or passage of time, or both, would reasonably be expected to give rise to a claim against the Company or any of its Subsidiaries under or pursuant to any Environmental Law with respect to any properties currently or previously owned, leased or operated by the Company or any of its Subsidiaries, or the assets of the Company or any of its Subsidiaries, or arising out of the conduct of the business of the Company or any of its Subsidiaries, except in each case as would not reasonably be expected to have a Material Adverse Effect. There has been no release or disposal of, contamination by, or exposure of any Person to, any Hazardous Substances, including on, under, or from any of the Real Property or, to the Knowledge of the Company, any real property formerly owned, leased or operated by the Company or any of its Subsidiaries, in each case that would reasonably be expected to form the basis of any claim against or material liabilities of the Company or any of its Subsidiaries relating to or arising under any Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any ongoing obligations pursuant to any consent order or other agreement settling or resolving alleged violations of or liability under Environmental Law, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have received all Environmental Permits required to conduct their respective businesses, and each of the Company and its Subsidiaries is in compliance with all terms and conditions of any such Environmental Permit applicable to it, except in each case as would not reasonably be expected to have a Material Adverse Effect. The Company has delivered or made available to the Investor accurate and complete copies of all material environmental assessments, audits and reports within the possession or control of the Company and its Subsidiaries related to the environmental condition of the Real Property, or to the compliance of liabilities of the Company or its Subsidiaries under Environmental Law.

4.17. No Default or Violation. The Company is not in violation or default of any provision of the Certificate of Incorporation or the Bylaws. The execution, delivery, and performance of and compliance with each of the Transaction Documents and the issuance and sale of the Series A Preferred Stock hereunder and the conversion of the Series A Preferred Stock will not (i) result in any default or violation of the Certificate of Incorporation, the Bylaws the A&R Certificate of Incorporation or the A&R Bylaws or any similar document of any Subsidiary, (ii) result in any default or violation by the Company of any Law or agreement or under any material contract, mortgage, deed of trust, security agreement, indenture or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, including any provision under any indenture, require any consent or waiver under any such provision, affect the rights or obligations of any Person under any such provision, or result in the creation of any Lien upon any of the Properties of the Company or its Subsidiaries pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any permit, license, authorization, or approval applicable to the Company or its Subsidiaries, their respective business or operations, or any of their respective Properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.18. Benefit Plans.

(a) Neither the Company, any of its Affiliates, nor any other entity which, together with the Company or any of its Affiliates, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code, has at any time maintained, sponsored or contributed to, or has, had or may have any liability with respect to, any employee benefit plan that is subject to Title IV of ERISA or Section 412 or 430 of the Code, including, without limitation, any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), as to which there remains any unsatisfied liability on the part of the Company, any of its Affiliates or any other such entity. Each Plan has been established, maintained, funded and administered in all material respects in compliance with its terms and all applicable Laws (including, without limitation ERISA and the Code), and the Company and each of its Affiliates have filed all reports, returns, notices, and other documentation required by ERISA or the Code to be filed with any Governmental Authority with respect to each Plan except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company or any of its Affiliates. No Plan has any unfunded liabilities that would reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter from the IRS or is in the form of a prototype plan that is the subject of a favorable opinion letter from the IRS, and to the Knowledge of the Company, nothing has happened since the date of such letter that could reasonably be expected to adversely affect the qualified status of such Plan. With respect to each Plan, (i) no actions, lawsuits, audits or investigations by a Governmental Authority, Liens, claims or complaints (other than routine claims for benefits) are pending or, to the Knowledge of the Company, threatened, and (ii) to the Knowledge of the Company, no facts or circumstances exist that are reasonably likely to give rise to any such actions, Liens, lawsuits, audits or investigations by a Governmental Authority, claims or complaints. No event has occurred with respect to a Plan which would reasonably be expected to result in a material liability of the Company or any of its Subsidiaries or Affiliates. No Plan provides, and neither the Company nor any of its Subsidiaries has any obligation to provide, post-employment or retiree health or other welfare benefits, except as required by section 601 et seq. of ERISA.

(b) None of the execution of, or the completion of any of the transactions contemplated by any of the Transaction Documents, including the conversion of Series A Preferred Stock, would reasonably be expected to result in (i) severance pay or an increase in severance pay upon a termination of employment, (ii) any payment, compensation or benefit becoming due, or increase in the amount of any payment, compensation or benefit due, to any current or former employee, director or consultant of the Company or its Affiliates, (iii) the acceleration of the time of payment or vesting or result in the funding of compensation or benefits, (iv) any new material obligation under any Plan, (v) any limitation or restriction on the right of the Company to merge, amend, or terminate any Plan or (vi) any amount that could be received as a result of the consummation of the transactions contemplated hereby by any current or former director, officer employee or consultant employee of the Companies or its Affiliates being non-deductible by reason of Section 280G of the Code.

(c) Each Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) with respect to any service provider to the Company or any of its Subsidiaries has been administered in compliance with its terms and the operation and documentary requirements of Section 409A of the Code and regulations promulgated thereunder except as would not reasonably be expected to result in a material liability to the Company. Neither the Company nor any of its Affiliates is a party to, or is otherwise obligated under, any contract, plan or arrangement with any Person that provides for such Company or any of its Affiliates to provide a gross-up, indemnification, or reimbursement of or other payment for any Taxes, interest or penalties imposed by Section 409A or 4999 of the Code (or any corresponding provisions of state or local Law relating to Tax).

4.19. Intellectual Property.

(a) With respect to each item of Company Intellectual Property, except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company or one or more of its Subsidiaries possesses all rights, titles and interests in and to each such item owned or purported to be owned by the Company or its Subsidiary, free and clear of any Lien, license or other material restriction (other than (x) licenses granted to third parties in the ordinary course of business, (y) Liens, licenses or other restrictions contained in any agreement disclosed by the Company in any SEC Report or other publicly-available filing, and (z) Incidental Liens), or has a valid license to use all Intellectual Property used in and necessary for the operation of the Company; (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending against the Company or any of its Subsidiaries or, to the Knowledge of the Company, has been or is being threatened in writing against the Company or any of its Subsidiaries which challenges the legality, validity, enforceability, use or ownership of the Company Intellectual Property; (iii) to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not, since January 1, 2015, infringed, misappropriated, or otherwise conflicted with, and as currently conducted, does not infringe, misappropriate or otherwise conflict with, any Intellectual Property of any third party; (iv) to the Knowledge of the Company, no third party has, since January 1, 2015, infringed, misappropriated, or otherwise conflicted with, or is currently infringing, misappropriating, or otherwise conflicting with the Company Intellectual Property that is owned by the Company or its Subsidiaries; (v) there is no pending or, to the Knowledge of the Company, threatened claim or litigation against the Company or any Subsidiary contesting the right to use any third party’s Intellectual Property rights, asserting the misuse of any thereof, or asserting the infringement or other violation thereof; and (vi) the Company and its Subsidiaries have taken commercially reasonable steps to protect the secrecy, confidentiality and value of all Company Intellectual Property (including any trade secrets).

(b) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or lease all computer systems, networks, equipment, and other technology necessary for the operations of the business (its “Systems”). Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries maintain policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, materially comply with the Company’s obligations to its customers and/or tenants and applicable Laws, rules and regulations. Since January 1, 2015, to the Knowledge of the Company, there have been no (i) breaches of the Systems nor any unauthorized use, access, interruption, modifications or corruption of the Systems; (ii) material violations of the Company’s security policies or applicable Law regarding, or (iii) any unauthorized access or loss of, any data used, handled, stored, or processed by or for, the Company or its Subsidiaries. Except as would not reasonably be expected to have a Material Adverse Effect, there have not been, and the transaction contemplated under this Agreement will not result in, any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable Laws, rules or regulations.

4.20. Investment Company Act. Neither the Company nor any of its Subsidiaries is registered or required to register as an investment company within the meaning of the Investment Company Act of 1940, or, directly or indirectly, controlled by or acting on behalf of any Person which is registered or required to be registered as an investment company, within the meaning of said Act.

4.21. Brokers’ Fees and Expenses. Except as disclosed on Section 4.21 of the disclosure letter, the fees and expenses of which will be paid by the Company, no broker, investment banker, or financial advisor or other Person, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with Transaction Documents or the transactions contemplated thereby.

4.22. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action having the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification from the SEC that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market, nor, to the Knowledge of the Company, is such notice pending.

4.23. General Solicitation. Neither the Company, nor any Affiliate of the Company, nor any other Person acting on its or their behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Securities. The Company has offered the Securities for sale only to the Investor.

4.24. Offering; Exemption. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 of this Agreement, no registration under the Securities Act or any applicable state securities law is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby or for the conversion of the Series A Preferred Stock.

4.25. No Integrated Offering. Neither the Company, nor any Affiliate of the Company, nor, to the Knowledge of the Company, any Person acting on its behalf or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities Law exemptions or any applicable stockholder approval provisions exemptions, including, without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated to be unavailable, nor will the Company take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

4.26. No Material Adverse Effect. Since December 31, 2016, there has not been any Company Effect that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.27. Company Information. The information relating to the Company, its Subsidiaries and its or their respective officers, directors, and Affiliates that is or will be provided by the Company or its Affiliates for inclusion in the Information Statement (or any supplement thereto), and in any other document filed with the SEC in connection with the transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement (or any supplement thereto), except for such portions thereof that relate solely to information supplied in writing by the Investor or its Affiliates, will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

5. Representations and Warranties of the Investor. As of the date hereof and as of the Closing Date, the Investor represents and warrants to the Company that:

5.1. Organization. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation as the form of business entity set forth on Schedule 1; has all requisite power and authority to enter into the Transaction Documents to which it is a party and to performance its obligations thereunder. The Investor’s principal place of business is at the address or addresses of the Investor set forth on Schedule 1.

5.2. Authorization; Enforceability. The Investor has full right, power, authority and capacity to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated by each such Transaction Document. The execution, delivery and performance of each of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Investor, and each of the Transaction Documents to which it is a party has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of each of the Transaction Documents by the Company and the other parties thereto, will constitute valid and binding obligations of the Investor, enforceable against it in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting the enforcement of creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law).

5.3. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, declaration, or filing with or notice to, any federal, state, or local Governmental Authority on the part of the Investor is required (a) in connection with the Transaction Documents or (b) in connection with the purchase of the Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock or the consummation of any other transaction contemplated by the Transaction Documents, except, in each case, for the following: (i) the compliance with applicable state securities Laws, which compliance will have occurred within the appropriate time periods, (ii) the filing with the SEC of such reports under the Exchange Act or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the expiration or termination of any applicable waiting periods (together with any extension thereof) under the HSR Act, (iv) the consents, approvals and filings (if any) set forth on Schedule 6.13; and (v) such consents, approvals, orders, authorizations, registrations, qualifications, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement and to perform its obligations under the Transaction Documents.

5.4. No Default or Violation. The execution, delivery, and performance of and compliance with each of the Transaction Documents, the issuance and sale of the Series A Preferred Stock hereunder, and the conversion of the Series A Preferred Stock will not (i) result in any default or violation of the certificate of incorporation, bylaws, limited partnership agreement, limited liability company operating agreement or other applicable organizational documents of the Investor, (ii) result in any default or violation of any Law or agreement relating to its material Indebtedness or under any material contract, mortgage, deed of trust, security agreement or lease to which it is a party or in any default or violation of any material judgment, order or decree of any Governmental Authority or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any Lien upon any of the Properties of the Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Investor, its business or operations, or any of its Properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of the Investor to consummate the transactions contemplated by this Agreement and to perform its obligations under the Transaction Documents.

5.5. Private Placement.

(a) The Investor is (i) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act by virtue of paragraph (a)(8) thereof; (ii) aware that the sale of the Series A Preferred Stock and the Common Stock issuable upon conversion of the Series A Preferred Stock being issued and sold pursuant to this Agreement (collectively, the “Securities”) is being made in reliance on a private placement exemption from registration under the Securities Act and applicable state securities Laws and (iii) acquiring the Securities for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same in any manner that violates the Securities Act.

(b) The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company or one of its Subsidiaries, in each of cases (i) through (iv) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c) The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities will bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(d) The Investor: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties, provided that the Investor acknowledges and agrees that, other than the representations and warranties in Section 4 of this Agreement, there are no other representations and warranties of the Company either express or implied.

(e) The Investor acknowledges that (i) it has conducted its own investigation of the Company and the terms of the Securities, (ii) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Securities, (iii) it has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Securities and (iv) any projections, estimates or forecasts of future results or events provided by or on behalf of the Company are subject to uncertainty and to the assumptions used in their preparation. The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of the Investor to rely on such representations and warranties, provided that the Investor acknowledges and agrees that, other than the representations and warranties in Section 4 of this Agreement, there are no other representations and warranties of the Company either express or implied.

(f) The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

5.6. Financial Capability. Bain Capital Fund XI, L.P., a Cayman Islands limited partnership (“Sponsor”) has delivered to the Company a true, complete and correct copy of an executed equity commitment letter dated as of the date hereof (the “Equity Commitment Letter”) from Sponsor pursuant to which Sponsor has agreed, subject to the terms and conditions thereof, to invest in the Investor the amounts set forth therein. The Equity Commitment Letter is in full force and effect and is a legal, valid and binding obligation of the Sponsor, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws affecting the enforcement of creditors’ rights in general and by the general principles of equity and the discretion of courts in granting equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity). The Equity Commitment Letter provides that each of the Company and NSH is a third-party beneficiary thereof and is entitled to enforce such agreement, in each case, to the extent and subject to the terms and conditions thereof. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Equity Financing.” There are no conditions precedent related to the funding or investing, as applicable of the full amount of the Equity Financing other than as set forth in or contemplated by the Equity Commitment Letter. The proceeds of the Equity Financing, if funded in accordance with the Equity Commitment Letter at the Closing, shall provide the Investor with the funds necessary at the Closing to (i) purchase the Series A Preferred Stock on the terms and conditions contemplated by this Agreement or (ii) pay the NSH Reimbursed Termination Fee, if due. The execution, delivery and performance by the Sponsor of the Equity Financing has been duly and validly authorized by all necessary limited partnership, corporate or other similar action.

5.7. Ownership of Company Securities. Neither the Investor nor any of its Affiliates beneficially owns any shares of Common Stock as of the date hereof, and, except with respect to the Common Stock to be purchased by the Investor pursuant to the HIG Purchase Agreement, at the Closing.

5.8. Investor Information. The information relating to the Investor and its Affiliates that is or will be supplied in writing by the Investor or its Affiliates for inclusion in the Information Statement (or any supplement thereto), and in any other document filed with the SEC in connection with the transactions contemplated hereby, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

6. Conditions to the Investor’s Obligations at Closing. The obligation of the Investor to purchase the Series A Preferred Stock at the Closing is subject to the fulfillment or waiver by the Investor (if permitted by Law) on or before the Closing of each of the following conditions:

6.1. Certificate of Designation. Contemporaneously with the Closing, (i) the Company shall adopt and file with the Secretary of State of the State of Delaware the Certificate of Designations, Preferences, Rights and Limitations of 10.00% Series A Convertible Perpetual Participating Preferred Stock of the Company substantially in the form attached as Exhibit E, (the “Series A Certificate”), and (ii) thereafter deliver to the Investor confirmation from the Secretary of State of the State of Delaware that such filing occurred.

6.2. Qualification Under State Securities Laws. All material registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

6.3. NASDAQ Requirements. (i) All NASDAQ listing requirements applicable to the transactions contemplated by each of the Transaction Documents shall have been satisfied and (ii) the Investor shall have been provided evidence thereof: (A) the approval of NASDAQ of the Company’s issuance and sale of the Series A Preferred Stock and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the terms of the Series A Certificate on the terms and conditions contemplated herein; and (B) the acceptance by NASDAQ of its notice of the listing of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock in accordance with the Series A Certificate.

6.4. Representations and Warranties. Each of (i) the Fundamental Representations shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”), in each case, at and as of the Closing Date (except for such Fundamental Representations and representations and warranties made as of a specific date, which shall be true and correct only as of such date), (ii) each of the other representations and warranties of the Company in this Agreement (except for Section 4.26 (No Material Adverse Effect) shall be true and correct at and as of the Closing (except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date), in each case in this clause (ii) except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) the representation and warranty set forth in Section 4.26 (No Material Adverse Effect) shall be true and correct at and as of the Closing Date.

6.5. Performance. The Company shall have performed and complied in all material respects with the agreements, obligations and conditions required to be performed or complied with by the Company in this Agreement on or prior to the Closing.

6.6. NSH Merger. (i) The Merger Agreement shall be in full force and effect, (ii) each of the conditions to obligations of the Company and the Merger Sub to consummate the transactions contemplated by the Merger Agreement set forth in Section 8.1 and Section 8.2 of the Merger Agreement shall be satisfied or waived (other than any conditions that by their nature are to be satisfied at the Closing (as defined in the Merger Agreement), but subject to the prior or substantially concurrent satisfaction or waiver of such conditions, and (iii) the financing provided for by the Debt Financing Commitments (as defined in the Merger Agreement), or, if Alternative Financing (as defined in the Merger Agreement) is being used in accordance with Section 7.5 of the Merger Agreement and Section 8.8 of this Agreement, pursuant to the Alternative Financing Commitments with respect thereto) shall be funded at the Closing if the Equity Financing is funded at the Closing and (iv) the Closing, as defined in the Merger Agreement, on the terms set forth in the Merger Agreement (the “NSH Closing”) will occur substantially concurrently with the Closing of this Agreement. The Company shall thereafter deliver to the Investor evidence of the filing of the certificate of merger from the Secretary of State of the State of Delaware that such filing occurred.

6.7. A&R Certificate of Incorporation. Contemporaneously with the Closing, (i) the Company shall adopt and file with the Secretary of State of the State of Delaware the A&R Certificate of Incorporation, and (ii) thereafter deliver to the Investor evidence of confirmation from the Secretary of State of the State of Delaware that such filing occurred

6.8. A&R Bylaws. The A&R Bylaws shall have been adopted as the bylaws of the Company.

6.9. No Legal Bar. No Order (whether permanent, preliminary or temporary) shall be in effect by a Governmental Authority of competent jurisdiction that restrains, enjoins or otherwise prevents the consummation of the Closing.

6.10. No Material Adverse Effect. No Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

6.11. Stockholder Approval. The Stockholder Approval shall be in full force and effect as of the Closing.

6.12. HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

6.13. Regulatory Consents. The parties shall have obtained the governmental and regulatory consents and third party approvals and made the filings (if any) set forth on Schedule 6.13 and the Investor shall have received evidence of the same.

6.14. Information Statement. Twenty (20) days or more shall have elapsed since the Company filed with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act.

6.15. Company Deliveries. The Company shall have delivered to the Investor:

(a) certificates duly executed by the Company or evidence of book-entry notation (as applicable) representing the purchased shares of Series A Preferred Stock registered in the name of the Investor;

(b) the Registration Rights Agreement, duly executed by the Company, in effect as of the Closing;

(c) a copy of the Stockholder Approval, certified by the secretary of the Company;

(d) copies of the resolutions or written consent duly adopted by the Board and the Merger Sub authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, certified by the secretary of the Company;

(e) an affidavit from the Company dated as of the Closing date and duly executed under penalties of perjury, stating that the Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five-year period ending on the Closing Date together with a notice from the Company, prepared in accordance with Section 1.897-2(h)(2) of the Treasury Regulations and duly executed under penalties of perjury by the Company to be mailed promptly to the IRS in accordance with Section 1.897-2(h)(2) of the Treasury Regulations; and

(f) a certificate, signed by an officer of the Company, certifying as to the matters set forth in Section 6.4, Section 6.5, and Section 6.10.

7. Conditions to the Company’s Obligations at Closing. The obligations of the Company to issue, sell and deliver to the Investor the Series A Preferred Stock and consummate the other transactions contemplated by the Transaction Documents are subject to the fulfillment or waiver by the Company (if permitted by Law) on or before the Closing of each of the following conditions:

7.1. Qualification Under State Securities Laws. All material registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities Laws shall have been obtained for the lawful execution, delivery and performance of each of the Transaction Documents including, without limitation, the offer and sale of the Securities.

7.2. NASDAQ Requirements. All NASDAQ listing requirements applicable to the transactions contemplated by each of the Transaction Documents shall have been satisfied.

7.3. Representations and Warranties. Each of the representations and warranties of the Investor contained in each of the Transaction Documents shall be true and correct as of the Closing except for such representations and warranties made as of a specific date, which shall be true and correct only as of such date, in each case except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would materially and adversely affect the ability of the Investor to perform its obligations under the Transaction Documents.

7.4. Performance. The Investor shall have performed and complied in all material respects with the agreements, obligations and conditions required to be performed or complied with by the Investor in this Agreement on or prior to the Closing.

7.5. NSH Merger. (i) The Merger Agreement shall be in full force and effect, and (ii) each of the conditions to obligations of the Company and the Merger Sub to consummate the transactions contemplated by the Merger Agreement set forth in Section 8.1 and Section 8.2 of the Merger Agreement shall be satisfied or waived (other than any conditions that by their nature are to be satisfied at the Closing (as defined in the Merger Agreement), but subject to the prior or substantially concurrent satisfaction or waiver of such conditions, and (iii) the NSH Closing, on the terms set forth in the Merger Agreement will occur substantially concurrently with the Closing of this Agreement.

7.6. No Legal Bar. No Order (whether permanent, preliminary or temporary) shall be in effect by a Governmental Authority of competent jurisdiction that restrains, enjoins or otherwise prevents the consummation of the Closing.

7.7. Stockholder Approval. The Stockholder Approval shall have been obtained and be in full force and effect as of the Closing.

7.8. HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated.

7.9. Regulatory Consents. The parties shall have obtained the governmental and regulatory consents and third party approvals and made the filings (if any) set forth on Schedule 6.13.

7.10. Information Statement. Twenty (20) days or more shall have elapsed since the Company filed with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act.

7.11. Investor Deliveries. The Investor shall have delivered to the Company:

(a) the Registration Rights Agreement, duly executed by the Investor;

(b) copies of the resolutions or written consent duly adopted by the governing body of the Investor authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby; and

(c) a certificate, signed by an officer of the Investor, certifying as to the matters set forth in Section 7.3 and Section 7.4.

8. Covenants. The Company and the Investor hereby covenant and agree, for the benefit of the other parties to this Agreement and their respective assigns, as follows:

8.1. Reasonable Best Efforts; Notices and Consents. Subject to the terms and conditions of this Agreement, from the date of this Agreement to the Closing, (a) the Investor shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Section 7 to be satisfied as soon as reasonably practicable and (b) the Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to cause the conditions specified in Section 6 to be satisfied as soon as reasonably practicable.

8.2. HSR. Each of the Company and the Investor shall use their reasonable best efforts to make, as promptly as reasonably practicable following the date hereof and, in any event, within ten Business Days, or shall cause each of their respective ultimate parent entities (as that term is defined in the HSR Act) to make, all pre-transaction notification filings required under the HSR Act, if any, and required under any other applicable Antitrust Laws, if any. The Company, on the one hand, and the Investor, on the other hand, shall (a) cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any required filings under the HSR Act or any applicable Antitrust Laws and (b) keep the other party reasonably informed of any communication received by such party from, or given by such party to any Antitrust Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding the transactions contemplated hereby and in a manner that protects attorney-client or attorney work product privilege. Further, without limiting the obligations stated in this Section 8.2, the Company and the Investor shall each use their reasonable best efforts to respond to any request for information regarding the transactions contemplated hereby or filings under the HSR Act or any applicable Antitrust Laws from any Antitrust Authority. Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Subsidiaries shall be obligated to agree to divest, hold separate or otherwise restrict its operations in connection with obtaining any applicable approvals under the HSR Act or any other applicable Antitrust Laws.

8.3. Stockholder Approvals; Information Statement. As promptly as practicable following the date hereof, the Company will prepare and file with the SEC an information statement on Schedule 14C, complying as to form in all material respects with the requirements of the Exchange Act (the “Information Statement”), to be sent in definitive form to the Company’s stockholders providing the Company’s stockholders with notice of the Stockholder Approval, the notice contemplated by Section 228(e) of the DGCL of the taking of corporate action without a meeting by less than a unanimous written consent, and any other rights of the Investor that are subject to stockholder approval by the rules of NASDAQ and such other information as may be required under the DGCL to be included therein. The Investor agrees to furnish to the Company in writing all information concerning the Investor and its Affiliates as the Company may reasonably request in connection with the Information Statement. The Company shall respond as promptly as practicable to any comments received from the SEC with respect to the Information Statement and the Company shall cause the Information Statement to be transmitted to the Company’s stockholders at the earliest reasonably practicable date. The Company shall provide to the Investor, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide the Investor with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Information Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Information Statement or, in each case, any amendment or supplement thereto, or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investor with a reasonable opportunity to review and comment on such document or response. Any communications by the Company to the Investor pursuant to this Section 8.3 may made by email to an account designated by the Investor upon request by the Company.

8.4. NASDAQ Listing of Shares. The Company shall promptly apply to cause the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock to be approved for listing on the NASDAQ, subject to official notice of issuance.

8.5. Public Disclosure. On the date of this Agreement, or within 24 hours thereafter the Company shall issue a press release in a form mutually agreed to by the Company and the Investor. Notwithstanding the preceding sentence, the Investor, or an Affiliate of the Investor, may issue a press release at any time on the date of this Agreement, or within 24 hours thereafter in a form mutually agreed to by the Company and the Investor. No other written release, announcement or filing concerning the purchase of the Series A Preferred Stock or the transactions contemplated by any of the Transaction Documents shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of (a) a party to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as the other party is provided a reasonable opportunity to review such disclosure in advance, (b) representatives of the Company to orally summarize or describe the transactions contemplated by this Agreement on any telephone conference or in-person meeting with any investor in or analyst following the Company or (c) a party to make any such release, announcement or filing which contains only information which has previously been publicly disclosed in a manner consistent with this Section 8.5.

8.6. Tax Related Covenants Absent a change in Law after the date hereof or a contrary determination (as defined in Section 1313(a) of the Code) the Investor and the Company agree (a) not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income tax reporting and withholding tax purposes, and (b) not take any tax position inconsistent with this Section 8.6 (including on any IRS Forms 1099 to the extent required).

8.7. Expense Reimbursement.

(a) In the event the Termination Fee (as defined in the Merger Agreement) or NSH Termination Fee Collection Costs (as defined below) are payable pursuant to the terms and conditions of the Merger Agreement, the Company shall pay such Termination Fee or NSH Termination Fee Collection Costs as contemplated in the Merger Agreement.

(b) In the event that (i) the Merger Agreement is terminated by NSH pursuant to Section 9.1(d) of the Merger Agreement, (ii) the Company pays the Termination Fee to NSH as required by the Merger Agreement, and (iii) either (A) a material breach of this Agreement by the Investor is the principal factor causing the Company to have to pay the Termination Fee as a result of a termination by NSH pursuant to Section 9.1(d)(i) of the Merger Agreement or (B) (1) all conditions to Closing under Section 6 have been satisfied (excluding conditions precedent that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction of such conditions precedent at the Closing), (2) the Investor fails to pay the Purchase Price as required by Section 2 on the date the Closing should have occurred pursuant to Section 3, and in each case of (1) and (2), (3) NSH terminates the Merger Agreement pursuant to Section 9.1(d)(ii) of the Merger Agreement solely as a result of such failure by the Investor, the Investor shall promptly, but in no event later than three (3) Business Days after the date of the notice by the Company of the Company’s payment of the Termination Fee to NSH, pay or cause to be paid to the Company by wire transfer of same day funds an amount equal to the sum of (x) sum of (i) the amount of such Termination Fee actually paid by the Company and (ii) the amount of any NSH Termination Fee Collection Costs actually paid by the Company and (y) the amount of out-of out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company and its Subsidiaries in connection with the Transaction Documents and the HIG Purchase Agreement and the transactions contemplated thereby, provided, however, that in no event shall such costs and expenses pursuant to this clause (y) exceed $3,000,000, in the aggregate (collectively, (the “Reimbursed NSH Termination Fee”) (it being understood that in no event shall the Investor be required to pay the Reimbursed NSH Termination Fee on more than one occasion). For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or otherwise, while the Company may pursue both a grant of specific performance pursuant to Section 9.3 and the payment of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and any money damages, including all or any portion of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee.

(c) In the event that (i) the Merger Agreement is terminated by NSH pursuant to Section 9.1(d)(ii) of the Merger Agreement, (ii) the Company pays the Termination Fee to NSH as required by the Merger Agreement, and (iii) there is no material breach by the Company of the Merger Agreement (a “Qualifying Shared Termination Event”) and the circumstances in clause (b) above do not apply, then the Investor shall promptly, but in no event later than three (3) Business Days after the date of the notice by the Company of the Company’s payment of the Termination Fee to NSH, pay or cause to be paid to the Company by wire transfer of same day funds an amount equal to fifty percent (50%) of the sum of (i) the amount of such Termination Fee actually paid by the Company and (ii) the amount of any NSH Termination Fee Collection Costs actually paid by the Company (collectively, the “Shared NSH Termination Fee”) (it being understood that in no event shall the Investor be required to pay the Shared NSH Termination Fee on more than one occasion or both the Shared NSH Termination Fee and the Reimbursed Termination Fee or any amounts under both this clause (c) and clause (b) above).

(d) In the event the Investor is obligated to pay the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable), and without limiting the last sentence of Section 8.7(b), (i) the actual receipt by the Company of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable) (x) shall be deemed to be liquidated damages and (y) shall be the sole and exclusive remedy of the Company, its Subsidiaries, and any of their respective Affiliates, or any of their respective former, current or future Representatives, shareholders, members, general or limited partners, or equityholders (including HIG), or any successors or assigns of any of the foregoing (collectively, the “Company Related Parties”) and any other Person against the Investor and any of its Affiliates, Sponsor and any of its Affiliates, and any of their respective shareholders, members, general or limited partners, directors, officers and Affiliates, employees, controlling Persons, agents and Representatives, and any successors or assigns of any of the foregoing (the “Investor Related Parties” and together with the Company Related Parties, the “Related Parties”), (ii) no Investor Related Party shall have any other Liability or obligation (including for consequential, special, multiple, punitive or exemplary damages including damages arising from loss of profits, business opportunities or goodwill in respect of any breach or failure to comply with the Transaction Documents or in respect of any of the transactions contemplated by the Transaction Documents) for any or all losses suffered or incurred by the Company Related Parties or any other Person in connection with this Agreement (and the termination hereof), the Closing (and the abandonment thereof), the Equity Financing or any matter forming the basis for such termination, (iii) none of the Company Related Parties nor any other Person shall be entitled to bring or maintain any other Legal Action against the Investor or any other Investor Related Party arising out of this Agreement, the NSH Merger, the Equity Financing or any matters forming the basis for such termination, and (iv) the Company agrees to use reasonable best efforts to cause any such Legal Action by the Company against the Investor or any Investor Related Party to be dismissed with prejudice promptly, and in any event within five (5) Business Days after receipt of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable).

(e) In the event of a Qualifying Shared Termination Event, (i) the actual payment of the Termination Fee by the Company and the Shared NSH Termination Fee by the Investor shall, in each case, be the sole and exclusive remedy of the Related Parties and any other Person against the other Related Parties, (ii) no Related Party shall have any other Liability or obligation (including for consequential, special, multiple, punitive or exemplary damages including damages arising from loss of profits, business opportunities or goodwill in respect of any breach or failure to comply with the Transaction Documents or in respect of any of the transactions contemplated by the Transaction Documents) for any or all losses suffered or incurred by the other Related Parties or any other Person in connection with this Agreement (and the termination hereof), the Closing (and the abandonment thereof), the Equity Financing or any matter forming the basis for such termination, (iii) none of the Related Parties nor any other Person shall be entitled to bring or maintain any other Legal Action against the Company or any other Company Related Party, or the Investor or any of the other Investor Related Parties, as the case may be, in each case, arising out of this Agreement, the NSH Merger, the Equity Financing or any matters forming the basis for such termination, and (iv) the Investor and the Company agree to use their respective reasonable best efforts to cause any such Legal Action by the Investor or the Company against the Company or any Company Related Party or the Investor or any Investor Related Parties, as the case may be, to be dismissed with prejudice promptly, and in any event within five (5) Business Days after payment in full of the Termination Fee by the Company and the Shared NSH Termination Fee by the Investor.

(f) Each of the parties hereto acknowledges and agrees that in light of the difficulty of accurately determining actual damages with respect to the foregoing, upon any termination of this Agreement in connection with any Qualifying Shared Termination Event, the payment by each party as contemplated in this Section 8.7 (as applicable) constitutes a reasonable estimate of the losses that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages (and not a penalty).

(g) “NSH Termination Fee Collection Costs” shall mean the amount, if any, of NSH’s costs and expenses (including attorneys’ fees) in connection with a Legal Action (together with interest actually paid pursuant to Section 9.2 of the Merger Agreement) on the amount of the Termination Fee or portion thereof ordered to be paid by a court that are required to be paid by the Company to NSH pursuant to Section 9.2 of the Merger Agreement if (i) the Company fails to promptly pay the amounts due to NSH pursuant to Section 9.2 of the Merger Agreement and (ii) in order to obtain such payment, NSH commences a Legal Action that results in a judgment against the Company for the Termination Fee or portion thereof or any other damages.

(h) The Company shall reimburse the Investor in full in cash for all out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Investor and its Affiliates in connection with the Transaction Documents and the HIG Purchase Agreement and the transactions contemplated thereby (other than, for the avoidance of doubt, the Reimbursed NSH Termination Fee or Reimbursed Shared Termination Fee (as applicable) if paid pursuant to this Section 8.7).

(i) The parties acknowledge that the agreements contained in this Section 8.7 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

8.8. Amendment to the Merger Agreement or Debt Financing Commitments. The Company shall not, nor shall it agree to (and shall cause Merger Sub not to and not to agree to), without the prior written consent of the Investor: (i) amend, modify or waive any provision of, or any of the Company’s or Merger Sub’s rights under the Merger Agreement or the Debt Financing Commitments (as defined in the Merger Agreement) or (ii) enter into or amend, modify or waive any provision of, or any of the Company’s or Merger Sub’s rights under any Alternative Financing Commitments (as defined in the Merger Agreement).

8.9. Delivery of Stockholder Approval. Concurrently with the execution of this Agreement, the Company shall deliver or cause to be delivered the Stockholder Approval.

9. Miscellaneous.

9.1. Governing Law.

(a) This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of the laws of another jurisdiction.

(b) Each of the parties agrees (i) that any Legal Action, whether at law or in equity, whether in contract or in tort or otherwise, with respect to this Agreement shall be brought in the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court in any Legal Action arising out of this Agreement, (ii) not to bring or permit any of their Affiliates to bring or support any other Person in bringing any such Legal Action in any other court, (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 9.10 shall be effective service of process against it for any such Legal Action brought in any such court, (iv) to waive and hereby waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Action in any such court, and (v) that, notwithstanding the foregoing, a final judgment in any such Legal Action shall be conclusive and may be enforced in any court in any other jurisdictions (where the party against which enforcement is sought has operations or owns assets) by Legal Action on the judgment or in any other manner provided by Law. Nothing in this paragraph shall affect or eliminate any right to serve process in any other manner permitted by applicable Law.

9.2. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY HERETO OR THERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.3. Specific Enforcement.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the obligations, undertakings, covenants or agreements of the parties hereto were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy (other than the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable), to the extent paid to the Company). It is accordingly agreed that the Company, on the one hand, and the Investor, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party, and to enforce specifically the terms and provisions of this Agreement (including to cause the Investor to consummate the Closing and pay the Purchase Price as required by Section 2) by a decree of specific performance, without the necessity of proving actual harm or posting a bond or other security therefor, this being in addition to, any other remedy to which such party is entitled at law or in equity, and each party hereto agrees, subject to the last sentence of Section 8.7(b), that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. Without limitation of the foregoing, but subject to the last sentence of Section 8.7(b), the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by the Investor under this Agreement (including to cause the Investor to consummate the Closing and pay the Purchase Price as required by Section 2) in addition to any other remedy to which the Company is entitled at law or in equity, including the Company’s right to terminate this Agreement pursuant to Section 9.12 and seek reimbursement of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable).

Subject, in each case to Section 8.7, in the event that the Company, on the one hand, or the Investor, on the other hand, brings a Legal Action for specific performance against the other party pursuant to this Section 9.3, and a court makes an order for specific performance against that other party, then the other party shall also pay the first party’s costs and expenses (including attorneys’ fees and expenses) in connection with all such Legal Actions to seek specific performance of such other party’s obligations under this Agreement and all Legal Actions to collect such costs and expenses. Each of the parties hereto further agrees that it shall not take any position in any Legal Action concerning this Agreement that is contrary to the terms of this Section 9.3 (it being understood that in no event shall the Investor be required to pay more than the amount of the Reimbursed NSH Termination Fee or the Shared NSH Termination Fee (as applicable), if due). In addition, the Company agrees to use reasonable best efforts cause any Legal Action commenced by Company and pending in connection with this Agreement against the Investor or any Investor Related Party to be dismissed with prejudice promptly, and in any event within five (5) Business Days, after such time as the Investor consummates the Closing pursuant to this Section 9.3.

(b) Notwithstanding Section 9.3(a), it is explicitly agreed that the Company shall be entitled to seek specific performance of the Investor’s obligation to consummate the Closing and to make the payments contemplated by Section 2 only in the event that: (i) all conditions to Closing under Section 6 have been satisfied (excluding conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction of such conditions at the Closing), and (ii) the Company has irrevocably confirmed in writing that it is ready, willing and able to consummate the Closing and the NSH Closing, and if specific performance is granted and the Equity Financing and Debt Financing are funded, the Closing and the NSH Closing will occur substantially concurrently.

(c) Subject to the last sentence of Section 8.7(b), until such time as the Investor pays the Company the Reimbursed NSH Termination Fee or Shared NSH Termination Fee (as applicable) or the Merger Agreement is terminated or the End Date hereunder expires, in no event shall the exercise of the Company’s right to seek specific performance pursuant to this this Section 9.3 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to Section 9.12 and/or pursue all applicable remedies at law, including seeking payment of the Reimbursed NSH Termination Fee or Shared NSH Termination Fee (as applicable).

9.4. Survival. Each of the other covenants, representations and warranties in this Agreement shall survive the Closing and shall terminate and expire on the first (1st) anniversary of the Closing Date; provided, that (i) each of the Fundamental Representations and the Company’s representations in Sections 4.20 (Investment Company Act), 4.23 (General Solicitation), 4.24 (Offering; Exemption), and 4.25 (No Integrated Offering) shall survive until the date that is two (2) years following the Closing and (ii) any covenant contained in this Agreement that, by its terms, provides for performance following the Closing shall survive the Closing and shall terminate and expire on the first (1st) anniversary of the date on which such covenants are due to be performed in full. Any claim by a party under this Agreement with respect to a breach of such covenants, representations and warranties shall be brought no later than the applicable survival date.

9.5. Assignment. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties’ prior written consent; provided that, the Investor may assign this Agreement to an Affiliate at any time without the Company’s consent; provided, that the Investor shall remain liable for its obligations hereunder in the event the assignee fails to perform them.

9.6. Third-Party Beneficiaries. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement, nor confer any rights, benefits or remedies hereunder upon any Person other than the parties hereto and their respective successors and assigns, except, in each case, as contemplated by Section 8.7 (Expense Reimbursement), Section 9.1 (Governing Law), Section 9.2 (Waiver of Jury Trial), this Section 9.6 (Third-Party Beneficiaries), Section 9.7 (Non-Recourse), Section 9.12 (Termination), Section 9.14 (Severability), and Section 9.17 (Certain Disclaimers).

9.7. Non-Recourse. Except and only to the extent set forth in the Equity Commitment Letter and the HIG Purchase Agreement, this Agreement may only be enforced against, and a claim or cause of action based upon, arising out of, or related to this Agreement may only be brought by the expressly named party hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party and to the extent a named party to the Equity Commitment Letter (and then only to the extent of the specific obligations undertaken by such named party in this Agreement or by such named parties under the Equity Commitment Letter), no present, former or future Affiliate, officer, director, employee, incorporator, member, partner, stockholder, agent, attorney or other Representative of any party or their Affiliates shall have any Liability (whether in contract, in tort or otherwise) for any obligations or Liabilities of any party which is not otherwise expressly identified as a party, and no recourse shall be brought or granted against any of them, by virtue of or based upon any alleged misrepresentation or inaccuracy in or breach of any of the representations, warranties, agreements or covenants of any party under this Agreement for any claim based upon, in respect of, or by reason of, the transactions contemplated by the Transaction Documents or in respect of any representations made or alleged to have been made in connection therewith. The provisions of this Section 9.7 are intended to be for the benefit of, and enforceable by the Affiliates, officers, directors, employees, incorporators, members, partners, stockholders, agents, attorneys and other Representatives referenced in this Section 9.7 and each such Person shall be a third-party beneficiary of this Section 9.7.

9.8. Entire Agreement; Amendment. This Agreement, including the disclosure letter and the other documents referred to herein which form a part hereof, and the Transaction Documents, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, together with the other Transaction Documents, supersede all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the parties with respect to such subject matter. This Agreement may be amended, supplemented or changed only if such amendment, supplement or change is in writing and signed by the Company and the Investor, and any provision hereof can be waived only by a written instrument making specific reference to this Agreement executed by the party against whom enforcement of any such waiver is sought. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.9. No Waiver. The failure of a party to insist upon strict adherence to any term or provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or provision or any other term or provision of this Agreement.

9.10. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and (a) delivered by hand, (b) sent by facsimile transmission (with written confirmation of delivery), or (c) sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

if to the Company:	Surgery Partners, Inc.
40 Burton Hills Blvd.
Nashville, TN 37215
Attention: General Counsel Facsimile: (615) 694-5209

with a copy to (which will not constitute notice to the Company):

Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Attention: Carl Marcellino Facsimile: (646) 728-1523

if to the Investor:	BCPE Seminole Holdings LP
c/o Bain Capital Private Equity, LP
200 Clarendon Street Boston, MA 02116
Attention: Devin O’Reilly, Andrew Kaplan and David Hutchins
Facsimile: (617) 516-2010

with a copy to (which will not constitute notice to the Investor):

Kirkland & Ellis LLP
300 North LaSalle Chicago, IL 60654
Attention: Neal J. Reenan, P.C. and Ian N. Bushner Facsimile: (312) 862-2200

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if by hand delivery, on the date of transmission, if sent by facsimile, and one (1) Business Day after the date of sending, if mailed by nationally recognized overnight delivery service.

9.11. Rights Cumulative. Except as expressly limited by this Agreement, all rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies not preclude the exercise of any other right or remedy available under this Agreement or applicable Law.

9.12. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the Company’s stockholders):

(a) by either the Company or the Investor, if:

(1)	the NSH Merger has not been consummated on or before November 9, 2017 (the “End Date”);

(2)	any Governmental Authority shall have enacted, issued or promulgated any Law, or shall have issued or granted any Order, in each case, that restrains, enjoins or otherwise prevents the consummation of the Closing or the consummation of the other transactions contemplated herein; and

(3)	the Merger Agreement has been terminated;

(b) by the Investor, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred (A) that would cause any of the conditions set forth in Section 6 not to be satisfied, and (B) if such breach or failure is curable, such breach or failure is not cured by the Company by the earlier of (x) the End Date or (y) thirty (30) calendar days following receipt by the Company of written notice of such breach or failure, provided, that at the time of the delivery of such written notice, the Investor shall not be in material breach of its obligations under this Agreement that would give rise to the failure of a condition set forth in Section 6; or

(c) by the Company, if a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Investor set forth in this Agreement shall have occurred (A) that would cause any of the conditions set forth in Section 7 not to be satisfied, and (B) if such breach or failure is curable, such breach or failure is not cured by the earlier of (x) the End Date or (y) thirty (30) calendar days following receipt by the Investor of written notice of such breach or failure, provided, that at the time of the delivery of such written notice, the Company shall not be in material breach of its obligations under this Agreement that would give rise to the failure of a condition set forth in Section 7.

The party desiring to terminate this Agreement pursuant to this Section 9.12 shall give notice of such termination to the other party, including a description in reasonable detail of the reasons for such termination, in accordance with Section 9.10, specifying the provision or provisions hereof pursuant to which such termination is effected.

Notwithstanding any provision of this Agreement to the contrary, in the event of termination of this Agreement pursuant to this Section 9.12, this Agreement shall become null and void, except Section 8.7 (Expense Reimbursement), Section 9.1 (Governing Law), Section 9.2 (Waiver of Jury Trial), Section 9.6 (Third-Party Beneficiaries), Section 9.7 (Non-Recourse), this Section 9.12 (Termination), Section 9.14 (Severability), and Section 9.17 (Certain Disclaimers); provided, that, subject to Section 8.7, no termination of this Agreement will relieve any party of any liability arising out of a breach of this Agreement.

9.13. Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one instrument. Delivery of a signed counterpart of a signature page of this Agreement by facsimile or by .PDF file (portable document format file) shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, will be disregarded in determining a party’s intent or the effectiveness of such signature.

9.14. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any applicable Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Any such term or provision held invalid, illegal, or incapable of being enforced only in part or degree will remain in full force and effect to the extent not held invalid, illegal, or incapable of being enforced. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable Law.

9.15. Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” The terms “shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and also all rules and regulations promulgated thereunder. The term “party” or “parties” shall mean a party to or the parties to this Agreement unless the context requires otherwise. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. All references in this Agreement to “dollars” or “$” shall mean United States dollars. Any period of time hereunder ending on a day that is not a Business Day shall be extended to the next Business Day. The word “day”, unless otherwise indicated, shall be deemed to refer to a calendar day.

9.16. Disclosure Letter. Certain information is contained in the disclosure letter solely for informational purposes, may not be required to be disclosed pursuant hereto and will not imply that such information or any other information is required to be disclosed. Inclusion of such information will not establish any level of materiality or similar threshold or be an admission that any of such information is material to the business, assets, liabilities, financial position, operations or results of operations of any Person or otherwise material regarding such Person. Each matter disclosed in any section of the disclosure letter or in any representation or warranty in a manner that makes its relevance to one or more other sections of the disclosure letter or representations or warranties reasonably apparent on its face will be deemed to have been appropriately included in each such other section of the disclosure letter or representation or warranty (notwithstanding the presence or absence of any reference in or to any section of the disclosure letter or representation or warranty).

9.17. Certain Disclaimers.

(a) Notwithstanding any other term herein, no party will be obligated to any other Person for any punitive damages or losses based thereon relating to the breach of any representation, warranty, covenant or agreement herein, unless such damages or losses are incurred in a third party claim related to such breach.

(b) Notwithstanding any other term herein, other than as expressly made by the Company in Section 4, any other Transaction Document or the HIG Purchase Agreement, the Company has not made (and no Person on behalf of the Company has made), nor will the Company (or any other Person) have or be subject to any liability arising out of, relating to or resulting from, any representation or warranty or similar assurance (whether direct or indirect, written or oral, or statutory, express or implied), including in each case regarding (a) any information or document given or made available (or not given or made available) to the Investor or any Person on Investor’s behalf regarding the Company, (b) the effect of any of the transactions contemplated herein or the reaction thereto of any Person or (c) any forward-looking statement relating to the Company (including any underlying assumption). The Investor hereby expressly assumes all risks arising out of, relating to or resulting from, and the Investor hereby disclaims all reliance upon, the matters in the preceding sentence (other than as expressly made by the Company in Section 4, any other Transaction Document or the HIG Purchase Agreement). The Company disclaims any express or implied warranty relating to the Securities or the Company, except as expressly set forth in Section 4, any other Transaction Document or the HIG Purchase Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by the Investor.

(c) Notwithstanding any other term herein, other than as expressly made by the Investor in Section 5, any other Transaction Document or the HIG Purchase Agreement, the Investor has not made (and no Person on behalf of the Investor has made), nor will the Investor (or any other Person) have or be subject to any liability arising out of, relating to or resulting from, any representation or warranty or similar assurance (whether direct or indirect, written or oral, or statutory, express or implied), including in each case regarding (a) any information or document given or made available (or not given or made available) to the Company or any Person on the Company’s behalf regarding the Investor, (b) the effect of any of the transactions contemplated herein or the reaction thereto of any Person or (c) any forward-looking statement relating to the Company (including any underlying assumption). The Company hereby expressly assumes all risks arising out of, relating to or resulting from, and the Company hereby disclaims all reliance upon, the matters in the preceding sentence (other than as expressly made by the Investor in Section 5, any other Transaction Document or the HIG Purchase Agreement). The Investor disclaims any express or implied warranty relating to the Investor, except as expressly set forth in Section 5, any other Transaction Document or the HIG Purchase Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit or otherwise restrict a fraud claim brought by the Company.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

SURGERY PARTNERS, INC.

By:	/s/ Michael T. Doyle
Name:	Michael T. Doyle
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BCPE SEMINOLE HOLDINGS LP

By: Bain Capital Investors, LLC
Its: General Partner

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Title:	Managing Director

Exhibit A

FORM OF

AMENDED AND RESTATED BYLAWS

OF

SURGERY PARTNERS, INC.

As of [●], 2017

SECTION 1-STOCKHOLDERS

Section 1.1. Annual Meeting.

An annual meeting of the stockholders of Surgery Partners, Inc., a Delaware corporation (the “Corporation”), for the election of directors to succeed those whose term expire and for the transaction of such other business as may properly come before the meeting shall be held at the place, if any, within or without the State of Delaware, on the date and at the time that the Board of Directors of the Corporation (the “Board of Directors”) shall each year fix. Unless stated otherwise in the notice of the annual meeting of the stockholders of the Corporation, such annual meeting shall be at the principal office of the Corporation.

Section 1.2. Advance Notice of Nominations and Proposals of Business.

(a) Nominations of persons for election to the Board of Directors and proposals for other business to be transacted by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice with respect to such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of record of the Corporation who (A) was a stockholder of record at the time of the giving of the notice contemplated in Section 1.2(b), (B) is entitled to vote at such meeting and (C) has complied with the notice procedures set forth in this Section 1.2. Subject to Section 1.2(i) and except as otherwise required by law, clause (iii) of this Section 1.2(a) shall be the exclusive means for a stockholder to make nominations or propose other business (other than nominations and proposals properly brought pursuant to applicable provisions of federal law, including the Securities Exchange Act of 1934 (as amended from time to time, the “Act”) and the rules and regulations of the Securities and Exchange Commission thereunder) before an annual meeting of stockholders.

(b) Except as otherwise required by law, for nominations or proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation with the information contemplated by Section 1.2(c) including, where applicable, delivery to the Corporation of timely and completed questionnaires as contemplated by Section 1.2(c), and (ii) the business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). The notice requirements of this Section 1.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such stockholder’s proposal has been included in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting.

(c) To be timely for purposes of Section 1.2(b), a stockholder’s notice must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation on a date (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting or (ii) if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of such notice. Such notice from a stockholder must state (i) as to each nominee that the stockholder proposes for election or reelection as a director, (A) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Act and such nominee’s written consent to serve as a director if elected, and (B) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder, any Stockholder Associated Person (as defined below) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand; (ii) as to each proposal that the stockholder seeks to bring before the meeting, a brief description of such proposal, the reasons for making the proposal at the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment) and any material interest that the stockholder has in the proposal; and (iii) (A) the name and address of the stockholder giving the notice and the Stockholder Associated Persons, if any, on whose behalf the nomination or proposal is made, (B) the class (and, if applicable, series) and number of shares of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by the stockholder or any Stockholder Associated Person, (C) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class (or, if applicable, series) of shares of stock of the Corporation or with a value derived in whole or in part from the value of any class (or, if applicable, series) of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (each, a “Derivative Instrument”) directly or indirectly owned beneficially or of record by such stockholder or any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the Corporation of the stockholder or any Stockholder Associated Person, (D) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote any securities of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or beneficially owns, directly or indirectly, an interest in a general partner, (F) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of the shares of stock of the Corporation or Derivative Instruments, (G) any other information relating to such stockholder or any Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Act and the rules and regulations of the Securities and Exchange Commission thereunder, (H) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (I) a certification as to whether or not the stockholder and all Stockholder Associated Persons, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and each Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and the stockholder’s and each Stockholder Associated Person’s acts or omissions as a stockholder (or beneficial owner of securities) of the Corporation, and (J) whether either the stockholder intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares reasonably believed by such stockholder to be sufficient to elect such nominee or nominees or otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. For purposes of these bylaws, a “Stockholder Associated Person” of any stockholder means (i) any “affiliate” or “associate” (as those terms are defined in Rule 12b-2 under the Act) of such stockholder, (ii) any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder, (iii) any person directly or indirectly controlling, controlled by or under common control with any such Stockholder Associated Person referred to in clause (i) or (ii) above, and (iv) any person acting in concert in respect of any matter involving the Corporation or its securities with either such stockholder or any beneficial owner of any capital stock or other securities of the Corporation owned of record or beneficially by such stockholder. In addition, in order for a nomination to be properly brought before an annual or special meeting by a stockholder pursuant to clause (iii) of Section 1.2(a), any nominee proposed by a stockholder shall complete a questionnaire, in a form provided by the Corporation, and deliver a signed copy of such completed questionnaire to the Corporation within 10 days of the date that the Corporation makes available to the stockholder

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seeking to make such nomination or such nominee the form of such questionnaire. The Corporation may require any proposed nominee to furnish such other information as may be reasonably requested by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The information required to be included in a notice pursuant to this Section 1.2(c) shall be provided as of the date of such notice and shall be supplemented by the stockholder not later than 10 days after the record date for the determination of stockholders entitled to notice of the meeting to disclose any changes to such information as of the record date. The information required to be included in a notice pursuant to this Section 1.2(c) shall not include any ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is directed to prepare and submit the notice required by this Section 1.2(c) on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, trust company or other nominee and who is not otherwise affiliated or associated with such beneficial owner.

(d) Subject to the amended and restated certificate of incorporation of the Corporation (the “Certificate of Incorporation”), Section 1.2(i) and applicable law, only persons nominated in accordance with procedures stated in this Section 1.2 shall be eligible for election as and to serve as members of the Board of Directors and the only business that shall be conducted at an annual meeting of stockholders is the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any proposal has been made according to the procedures stated in this Section 1.2 and, if any nomination or proposal does not comply with this Section 1.2, unless otherwise required by law, the nomination or proposal shall be disregarded.

(e) For purposes of this Section 1.2, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act.

(f) Notwithstanding the foregoing provisions of this Section 1.2, a stockholder shall also comply with applicable requirements of the Act and the rules and regulations thereunder with respect to matters set forth in this Section 1.2. Nothing in this Section 1.2 shall affect any rights, if any, of stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to applicable provisions of federal law, including the Act.

(g) Notwithstanding the foregoing provisions of this Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business or does not provide the information required by Section 1.2(c), including any required supplement thereto, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 1.2. In the event the Corporation calls a special meeting

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of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b) of this Section 1.2 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(i) All provisions of this Section 1.2 are subject to, and nothing in this Section 1.2 shall in any way limit the exercise, or the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors, which rights may be exercised without compliance with the provisions of this Section 1.2.

Section 1.3. Special Meetings; Notice.

Special meetings of the stockholders of the Corporation may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

Section 1.4. Notice of Meetings.

Notice of the place, if any, date and time of all meetings of stockholders of the Corporation, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such meeting, and, in the case of all special meetings of stockholders, the purpose or purposes of the meeting, shall be given, not less than 10 nor more than 60 days before the date on which such meeting is to be held, to each stockholder entitled to notice of the meeting.

The Corporation may postpone or cancel any previously called annual or special meeting of stockholders of the Corporation by making a public announcement (as defined in Section 1.2(e)) of such postponement or cancellation prior to the meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place (if any), date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 1.4 unless such meeting is postponed to a date that is not more than 60 days after the date that the initial notice of the meeting was provided in conformity with this Section 1.4.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, or if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting the Board of Directors shall fix a new record date for notice of such adjourned meeting in conformity herewith and such notice shall be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted that may have been transacted at the original meeting.

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Section 1.5. Quorum.

At any meeting of the stockholders, the holders of shares of stock of the Corporation entitled to cast a majority of the total votes entitled to be cast by the holders of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number is required by applicable law or the Certificate of Incorporation. If a separate vote by one or more classes or series is required, the holders of shares entitled to cast a majority of the total votes entitled to be cast by the holders of the shares of the class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date and time.

Section 1.6. Organization.

The Chairman of the Board of Directors or, in his or her absence, the person whom the Board of Directors designates or, in the absence of that person or the failure of the Board of Directors to designate a person, the Chief Executive Officer of the Corporation or, in his or her absence, the person chosen by the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders of the Corporation and act as chairman of the meeting. In the absence of the Secretary or any Assistant Secretary of the Corporation, the secretary of the meeting shall be the person the chairman of the meeting appoints.

Section 1.7. Conduct of Business.

The chairman of any meeting of stockholders of the Corporation shall determine the order of business and the rules of procedure for the conduct of such meeting, including the manner of voting and the conduct of discussion as he or she determines to be in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.8. Proxies; Inspectors.

(a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by applicable law.

(b) Prior to a meeting of the stockholders of the Corporation, the Corporation shall appoint one or more inspectors to act at a meeting of stockholders of the Corporation and make a written report thereof. The Corporation

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may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by applicable law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before beginning the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors. The inspectors shall have the duties prescribed by applicable law.

Section 1.9. Voting.

Except as otherwise required by the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any law or regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or these bylaws, all matters other than the election of directors shall be determined by a majority of the votes cast on the matter affirmatively or negatively. All elections of directors shall be determined by a plurality of the votes cast.

Section 1.10. Action by Written Consent.

Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of a meeting of stockholders.

Section 1.11. Stock Ledger.

A complete list of stockholders of the Corporation entitled to vote at any meeting of stockholders of the Corporation, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any such stockholder, for any purpose germane to a meeting of the stockholders of the Corporation, for a period of at least 10 days before the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before such meeting date. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Except as otherwise provided by law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to vote at a meeting and the number of shares held by each stockholder.

SECTION 2-BOARD OF DIRECTORS

Section 2.1. General Powers and Qualifications of Directors.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these bylaws required to be exercised or done by the stockholders. Directors need not be stockholders of the Corporation to be qualified for election or service as a director of the Corporation.

Section 2.2. Removal; Resignation.

The directors of the Corporation may be removed in accordance with the Certificate of Incorporation. Any director may resign at any time upon notice given in writing, including by electronic transmission, to the Corporation.

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Section 2.3. Regular Meetings.

Regular meetings of the Board of Directors shall be held at the place (if any), on the date and at the time as shall have been established by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

Section 2.4. Special Meetings.

Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President or by two or more directors then in office or, if the Board of Directors then includes a director affiliated with investment funds affiliated with Bain Capital Private Equity, LP and its respective successors, Transferees (as defined in the Certificate of Incorporation) and affiliates (collectively, the “Sponsor Holders”), by such director, and shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Notice of the place, if any, date and time of each special meeting shall be given to each director either (a) by mailing written notice thereof not less than five days before the meeting, or (b) by telephone, facsimile or other means of electronic transmission providing notice thereof not less than twenty-four hours before the meeting. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 2.5. Quorum.

At any meeting of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for all purposes, provided that so long as the Sponsor Holders beneficially own (directly or indirectly) a majority of the voting power of the Voting Stock, it shall be necessary to constitute a quorum, in addition to a majority of the total number of directors then in office, that a director affiliated with the Sponsor Holders be present (other than attendance for the sole purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened). For an action of the Board of Directors taken at a meeting to be valid, directors that constitute a quorum (including a director affiliated with the Sponsor Holders) must be present (as described in Section 2.6 below) at the time that the vote on such action is taken. For the avoidance of doubt, so long as the Sponsor Holders collectively beneficially own (directly or indirectly) a majority of the voting power of the Voting Stock, if directors that constitute a quorum (including a director affiliated with the Sponsor Holders) are not present (as described in Section 2.6 below) at the time that the vote on any action is taken, a quorum shall not be constituted with respect to such action, and any vote taken with respect to such action shall not be a valid action of the Board of Directors, notwithstanding that a quorum of the Board of Directors may have been present at the commencement of such meeting. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, if applicable, date or time, without further notice or waiver thereof.

Section 2.6. Participation in Meetings By Conference Telephone or Other Communications Equipment.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other director, and such participation shall constitute presence in person at the meeting.

Section 2.7. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in the order and manner that the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, provided a quorum is present at the time such matter is acted upon, except as otherwise provided in the Certificate of Incorporation or these bylaws or required by applicable law. The Board of Directors or any committee thereof may take action without a meeting if all members thereof consent thereto in writing or by

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electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.8. Compensation of Directors.

The Board of Directors shall be authorized to fix the compensation of directors. The directors of the Corporation shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be reimbursed a fixed sum for attendance at each meeting of the Board of Directors, paid an annual retainer or paid other compensation, including equity compensation, as the Board of Directors determines. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees shall have their expenses, if any, of attendance of each meeting of such committee reimbursed and may be paid compensation for attending committee meetings or being a member of a committee.

SECTION 3-COMMITTEES

Section 3.1. Committees of the Board of Directors.

The Board of Directors may designate a chairman of the Board of Directors (or co-chairmen) (the “Chairman”). Additionally, the Board of Directors may designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, appoint a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. All provisions of this Section 3.1 are subject to, and nothing in this Section 3.1 shall in any way limit the exercise, or method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the existence, duties, composition or conduct of any committee of the Board of Directors.

SECTION 4-OFFICERS

Section 4.1. Generally.

The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Chief Financial Officer, Treasurer, one or more Assistant Treasurers and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Board of Directors may have authority as an officer of the Corporation. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person. The compensation of officers appointed by the Board of Directors shall be determined from time to time by the Board of Directors or a committee thereof or by the officers as may be designated by resolution of the Board of Directors.

Section 4.2. Chief Executive Officer.

Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman of the Board of Directors (if applicable), the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or

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provided in these bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, subject in all cases to the orders and resolutions of the Board of Directors.

Section 4.3. President.

The President shall have the powers and duties delegated to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.3. Vice Presidents.

Each Vice President shall have the powers and duties delegated to him or her by the Board of Directors, the Chief Executive Officer or the President. One Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 4.3. Secretary and Assistant Secretaries.

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform other duties as the Board of Directors may from time to time prescribe.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

Section 4.4. Chief Financial Officer, Treasurer and Assistant Treasurers.

The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The Chief Executive Officer or the President may direct the Treasurer or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 4.5. Delegation of Authority.

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 4.6. Removal.

The Board of Directors may remove any officer of the Corporation at any time, with or without cause.

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Section 4.7. Action with Respect to Securities of Other Companies.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President or any officer of the Corporation authorized by the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of, or with respect to any action of, stockholders or equityholders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other entity.

SECTION 5-STOCK

Section 5.1. Certificates of Stock.

Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided in the DGCL. Stock certificates shall be signed by, or in the name of the Corporation by, (i) the Chairman of the Board of Directors (if any) or the vice-Chairman of the Board of Directors (if any), or the President or a Vice President, and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such stockholder. Any signatures on a certificate may be by facsimile.

Section 5.2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation (within or without the State of Delaware) or by transfer agents designated to transfer shares of the stock of the Corporation.

Section 5.3. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to regulations as the Board of Directors may establish concerning proof of the loss, theft or destruction and concerning the giving of a satisfactory bond or indemnity, if deemed appropriate.

Section 5.4. Regulations.

The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by other regulations as the Board of Directors may establish.

Section 5.5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

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conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than 60 days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6-INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1. Indemnification.

The Corporation shall indemnify, defend and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (any such entity, an “Other Entity”), against all liability and loss suffered (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding). Notwithstanding the preceding sentence, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors or the Proceeding (or part thereof) relates to the enforcement of the Corporation’s obligations under this Section 6.1.

Section 6.2. Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay, on an as-incurred basis, all expenses (including, but not limited to attorneys’ fees and expenses) incurred by an Indemnitee in defending any proceeding in advance of its final disposition. Such advancement shall be unconditional, unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay any expenses advanced; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an unsecured undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 6 or otherwise.

Section 6.3. Claims.

If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Section 6 is not paid in full within 60 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, member, trustee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of an Other Entity, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 6 or the DGCL.

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Section 6.5. Non-Exclusivity of Rights.

The rights conferred on any Indemnitee by this Section 6 are not exclusive of other rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise, and shall inure to the benefit of the heirs and legal representatives of such Indemnitee.

Section 6.6. Amounts Received from an Other Entity.

Subject to Section 6.7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the Corporation’s request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

Section 6.7. Indemnification Priority.

As between the Corporation and any other person (other than an entity directly or indirectly controlled by the Corporation) who provides indemnification to the Indemnitees for their service to, or on behalf of, the Corporation (collectively, the “Secondary Indemnitors”) (i) the Corporation shall be the full indemnitor of first resort in respect of indemnification or advancement of expenses in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with the terms of this Section 6, irrespective of any right of indemnification, advancement of expenses or other right of recovery any Indemnitee may have from any Secondary Indemnitor or any right to insurance coverage that Indemnitee may have under any insurance policy issued to any Secondary Indemnitor (i.e., the Corporation’s obligations to such Indemnitees are primary and any obligation of any Secondary Indemnitor, or any insurer of any Secondary Indemnitor, to advance expenses or to provide indemnification or insurance coverage for the same loss or liability incurred by such Indemnitees is secondary to the Corporation’s obligations), (ii) the Corporation shall be required to advance the full amount of expenses incurred by any such Indemnitee and shall be liable for the full amount of all liability and loss suffered by such Indemnitee (including, but not limited to, expenses (including, but not limited to, attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with such Proceeding), without regard to any rights any such Indemnitee may have against any Secondary Indemnitor or against any insurance carrier providing insurance coverage to Indemnitee under any insurance policy issued to a Secondary Indemnitor, and (iii) the Corporation irrevocably waives, relinquishes and releases each Secondary Indemnitor from any and all claims against such Secondary Indemnitor for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation shall indemnify each Secondary Indemnitor directly for any amounts that such Secondary Indemnitor pays as indemnification or advancement on behalf of any such Indemnitee and for which such Indemnitee may be entitled to indemnification from the Corporation in connection with Jointly Indemnifiable Claims. No right of indemnification, advancement of expenses or other right of recovery that an Indemnitee may have from any Secondary Indemnitor shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation hereunder. No advancement or payment by any Secondary Indemnitor on behalf of any such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Corporation. Each Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure the rights of such Indemnitee’s Secondary Indemnitors under this Section 6.7, including the execution of such documents as may be necessary to enable the Secondary Indemnitors effectively to bring suit to enforce such rights, including in the right of the Corporation. Each of the Secondary Indemnitors shall be third-party beneficiaries with respect to this Section 6.7, entitled to enforce this Section 6.7. As used in this Section 6.7, the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any action, suit, proceeding or other matter for which an Indemnitee shall be entitled to indemnification, reimbursement, advancement of expenses or insurance coverage from both a Secondary Indemnitor (or an insurance carrier providing insurance coverage to any Secondary Indemnitor) and the Corporation, whether pursuant to Delaware law (or other applicable law in the case of any Secondary Indemnitor), any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of the Corporation or the Secondary Indemnitors or any insurance policy providing insurance coverage to any Secondary Indemnitor, as applicable.

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Section 6.8. Amendment or Repeal.

Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Section 6 after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit, proceeding or other matter for which indemnification or advancement of expenses is sought.

Section 6.9. Other Indemnification and Advancement of Expenses.

This Section 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Section 6.10. Reliance.

Indemnitees who after the date of the adoption of this Section 6 become or remain an Indemnitee described in Section 6.1 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 6 in entering into or continuing the service. The rights to indemnification and to the advancement of expenses conferred in this Section 6 will apply to claims made against any Indemnitee described in Section 6.1 arising out of acts or omissions that occurred or occur either before or after the adoption of this Section 6 in respect of service as a director or officer of the corporation or other service described in Section 6.1.

Section 6.11. Successful Defense.

In the event that any proceeding to which an Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such proceeding with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such proceeding for purposes of Section 145(c) of the DGCL. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

SECTION 7-NOTICES

Section 7.1. Notices.

Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. If mailed, notice to a stockholder of the Corporation shall be deemed given when deposited in the mail, postage prepaid, directed to a stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders of the Corporation may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 7.2. Waivers.

A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person or entity, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person or entity. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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SECTION 8-MISCELLANEOUS

Section 8.1. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary, Assistant Treasurer or the Chief Financial Officer.

Section 8.2. Reliance upon Books, Reports, and Records.

Each director and each member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, agents or employees, or committees of the Board of Directors so designated, or by any other person or entity as to matters which such director or committee member reasonably believes are within such other person’s or entity’s professional or expert competence and that has been selected with reasonable care by or on behalf of the Corporation.

Section 8.3. Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.4. Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 9-AMENDMENTS

These bylaws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

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Exhibit B

FORM OF SURGERY PARTNERS, INC.

Amended and Restated Certificate of Incorporation

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, Surgery Partners, Inc. has adopted this Amended and Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation (originally filed April 2, 2015 and amended and restated on September 21, 2015), which Amended and Restated Certificate of Incorporation has been duly proposed by the directors and adopted by the stockholders of this corporation (by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware) in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

ARTICLE I – NAME

The name of the corporation is Surgery Partners, Inc. (the “Corporation”).

ARTICLE II — REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III – PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV – CAPITALIZATION

(a) Authorized Shares. The total number of shares of stock that the Corporation shall have authority to issue is [●], consisting of 300,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), and [●] shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).

(b) Common Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law and this Article IV, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation.

(i) Voting. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if only the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. There shall be no cumulative voting.

(ii) Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Except as otherwise provided by the DGCL or this Amended and Restated Certificate of Incorporation, the holders of record of shares of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise.

(iii) No Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

(iv) No Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(v) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. A merger or consolidation of the Corporation with or into any other corporation or other entity or a sale or conveyance of all or any part of the assets of the Corporation, in any such case which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders, shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(c) Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers relative to other classes or series of Preferred Stock, if any, or Common Stock, full or limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by applicable law, to adopt any such resolution or resolutions. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation and any certificate of designations relating to any series of Preferred Stock, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided in any certificate of designations or any resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

(d) No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation, any certificate of designations or any resolution providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V – BOARD OF DIRECTORS

(a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the Board of Directors shall be not fewer than three and not more than 15, each of whom shall be a natural person.

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Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the precise number of directors shall be fixed from time to time by a majority vote of the Board of Directors, provided that, prior to the date (the “Trigger Date”) that the Sponsor Entities (as defined below) cease collectively to beneficially own (directly or indirectly) fifty percent (50%) or more of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), the size of the Board of Directors will be determined by the affirmative vote of at least a majority of the Corporation’s then outstanding Voting Stock. Vacancies and newly-created directorships shall be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that (i) any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the then outstanding Voting Stock and (ii) prior to the Trigger Date, vacancies will be filled by vote of a majority of the then outstanding Voting Stock. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal. “Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controls” have meanings correlative to the foregoing. “HIG Stock Sale Agreement” means that certain Stock Purchase Agreement, dated as of May 9, 2017, by and among H.I.G. Surgery Centers, LLC, H.I.G. Bayside Debt & LBO Fund II L.P., BCPE Seminole Holdings LP, and the Corporation. “HIG Stock Sale Closing” means the closing of the purchase and sale of Common Stock pursuant to the HIG Stock Sale Agreement. “Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity. “Sponsor Entities” means, collectively, (x) before the HIG Stock Sale Closing, investment funds affiliated with H.I.G. Capital, LLC or Bain Capital Private Equity, LP and their respective successors, Transferees and Affiliates and (b) after the HIG Stock Sale Closing, investment funds affiliated with Bain Capital Private Equity, LP and its successors, Transferees and Affiliates. “Transferee” means, any Person who becomes a beneficial owner of Voting Stock upon having purchased such shares from the investment funds affiliated with the Sponsor Entities or their respective Affiliates, provided, however, that a purchaser of Voting Stock in an registered public offering shall not be a “Transferee.” For the purpose of this Amended and Restated Certificate of Incorporation, “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) Classified Board of Directors. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the Board of Directors (other than those directors elected by the holders of any series of Preferred Stock) shall be classified into three classes: Class I; Class II; and Class III. Each class shall consist, as nearly as practicable, of one-third of the total number of directors constituting the entire Board of Directors and the allocation of directors among the three classes shall be determined by the Board of Directors. The term of office of the Class I Directors shall expire at the 2019 annual meeting of stockholders, the term of office of the Class II Directors shall expire at the 2020 annual meeting of stockholders and the term of office of the Class III Directors shall expire at the 2018 annual meeting of stockholders. Each director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this Amended and Restated Certificate of Incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible and such apportionment shall be determined by the Board of Directors.

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(c) Removal. Subject to the special rights of the holders of any series of Preferred Stock to elect directors, the directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE VI – LIMITATION OF DIRECTOR LIABILITY

To the fullest extent that the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article VI shall adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any state of facts existing or act or omission occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such amendment, modification or repeal. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE VII – MEETINGS OF STOCKHOLDERS

(a) No Action by Written Consent. From and after the Trigger Date, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(b) Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies, or (ii) prior to the Trigger Date, by the Secretary of the Corporation at the request of the holders of fifty percent (50%) or more of the then outstanding Voting Stock. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c) Election of Directors by Written Ballot. Election of directors need not be by written ballot.

ARTICLE VIII – AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS

(a) Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the bylaws both before and after the Trigger Date; provided, that with respect to the powers of stockholders entitled to vote with respect thereto to make, alter, amend or repeal the bylaws, from and after the Trigger Date, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote with respect thereto, voting together as a single class, shall be required to make, alter, amend or repeal the bylaws of the Corporation.

(b) Amendments to the Certificate of Incorporation. Subject to any certificate of designations relating to any series of Preferred Stock, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Article VI, paragraphs (a) and (b) of Article VII, Article VIII, Article IX, Article X and Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Amended and Restated Certificate of Incorporation or

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otherwise required by law, (i) prior to the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after the Trigger Date, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE IX – BUSINESS COMBINATIONS

(a) Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

(b) Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Sections 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(i) prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(iii) at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

(c) Definitions. For purposes of this Article IX, references to:

(i) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(ii) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(1) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation paragraph (b) of this Article IX is not applicable to the surviving entity;

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(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(3) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (3) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(4) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(5) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(iv) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term “interested stockholder” shall not include (a) the Sponsor Entities, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of

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determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(i) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(1) beneficially owns such stock, directly or indirectly; or

(2) has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(3) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(ii) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(iii) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(iv) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE X – RENOUNCEMENT OF CORPORATE OPPORTUNITY

(a) Scope. The provisions of this Article X are set forth to define, to the extent permitted by applicable law, the duties of Exempted Persons (as defined below) to the Corporation with respect to certain classes or categories of business opportunities. “Exempted Persons” means the Sponsor Entities and all of their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation.

(b) Competition and Allocation of Corporate Opportunities. The Exempted Persons shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

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(c) Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(d) Amendment of this Article. No amendment or repeal of this Article X in accordance with the provisions of paragraph (b) of Article VIII shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Corporation’s bylaws or applicable law.

ARTICLE XI – EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Amended and Restated Certificate of Incorporation or bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each case excluding actions in which the Court of Chancery of the State of Delaware concludes that an indispensable party is not subject to the jurisdiction of the Delaware courts and can be subject to the jurisdiction of another court within the United States. Any person or entity purchasing or otherwise acquiring any interest in the shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII – SEVERABILITY

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

* * * * *

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by the officer below this [●] day of [●], 2017.

SURGERY PARTNERS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit C

Form of

Amended and Restated

Registration Rights Agreement

by and among

Surgery Partners, Inc.,

Certain Stockholders of Surgery Partners, Inc.

and

Certain other parties hereto.

Dated as of [●], 2017

TABLE OF CONTENTS

ARTICLE I EFFECTIVENESS; DEFINITIONS.		3
1.1	Effectiveness	3
1.2	Definitions	3

ARTICLE II REGISTRATION RIGHTS.		3
2.1	Demand Registration Rights	4
2.2	Piggyback Registration Rights	4
2.3	Short-Form Registration	6
2.4	Secondary Offering	8
2.5	Indemnification and Contribution	8
2.6	Certain Other Provisions	10

ARTICLE III REMEDIES.		11
3.1	Generally	11

ARTICLE IV ASSIGNMENT.		11
4.1	Permitted Registration Rights Assignees	11

ARTICLE V AMENDMENT, TERMINATION, ETC.		11
5.1	Oral Modifications	11
5.2	Written Modifications	11
5.3	Effect of Termination	12

ARTICLE VI DEFINITIONS.		12
6.1	Certain Matters of Construction	12
6.2	Definitions	12

ARTICLE VII MISCELLANEOUS.		15
7.1	Authority; Effect	15
7.2	Notices	15
7.3	Merger; Binding Effect, Etc	16
7.4	Descriptive Headings	17
7.5	Counterparts	17
7.6	Severability	17
7.7	No Recourse	17

ARTICLE VIII GOVERNING LAW.		17
8.1	Governing Law	17
8.2	Consent to Jurisdiction	17
8.3	WAIVER OF JURY TRIAL	18
8.4	Exercise of Rights and Remedies	18

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of [●], 2017 by and among Surgery Partners, Inc., a Delaware corporation (the “Company”), BCPE Seminole Holdings LP, a Delaware limited partnership (“Bain”), and each other Stockholder party hereto as listed on the signature pages to this Agreement or who becomes a party hereto pursuant to Section 4.1 (each, individually, a “Stockholder” and together, the “Stockholders”).

RECITALS

1.    This agreement amends and restates that certain Registration Rights Agreement, dated as of September 30, 2015, by and among the Company, H.I.G. Surgery Centers, LLC, a Delaware limited liability company (“H.I.G.”), and each other stockholder party thereto, regarding the Company’s common stock, $0.01 par value per share (“Common Stock”) held by H.I.G. and the other stockholders party thereto.

2.    Bain and H.I.G. are party to that that certain Stock Purchase Agreement, dated as of May 9, 2017 (the “Stock Purchase Agreement”) pursuant to which Bain will purchase Common Stock from H.I.G.

3.    Bain and the Company are party to that certain Securities Purchase Agreement, dated as of May 9, 2017 (the “Securities Purchase Agreement”) pursuant to which Bain will purchase 10.00% Series A Convertible Perpetual Participating Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”).

4.    In connection with transactions contemplated by the foregoing agreements, the parties hereto have agreed to set forth their agreements regarding registration rights with respect to the Common Stock and Preferred Stock and certain other matters relating to the transactions contemplated by the Stock Purchase Agreement and the Securities Purchase Agreement.

AGREEMENT

Therefore, the parties hereto hereby agree as follows:

ARTICLE I

EFFECTIVENESS; DEFINITIONS.

1.1    Effectiveness. This Agreement shall become effective upon consummation of the transactions contemplated by the Securities Purchase Agreement.

1.2    Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6 hereof.

ARTICLE II

REGISTRATION RIGHTS.

The Company will perform and comply, and cause each of its subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each Holder will perform and comply with such of the following provisions as are applicable to such Holder.

2.1    Demand Registration Rights. The Bain Parties may, by written notice to the Company, request that the Company effect the registration for a Public Offering of Registrable Shares having an anticipated net aggregate offering price of at least $10,000,000 ($25,000,000 in the case of an underwritten offering) (for the avoidance of doubt, the Bain Parties may deliver a demand for registration under this Section 2.1 whether or not the Bain Parties own Registrable Shares at the time of such request). If the Bain Party initiating the registration intends to distribute the Registrable Shares in an underwritten offering, it will so advise the Company in their request. Promptly after receipt of notice requesting registration pursuant to this Section 2.1, the Company will give written notice of such requested registration to all other holders of Registrable Shares (a “Demand Notice”). Subject to the limitations set forth in Sections 2.1.1, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Shares that the Company has been requested to register by the Bain Party requesting such registration and all other Registrable Shares that the Company has been requested to register by other holders of Registrable Shares by notice delivered to the Company within 20 days after the giving of such notice by the Company.

2.1.1 Limitations. The Company will not be required to effect more than five registrations at the request of any Bain Party; provided, that, the Bain Parties shall be charged with a request only if a Registration Statement covering at least 25% of the applicable Registrable Shares shall have been declared effective by the SEC and remained effective for not less than one hundred eighty (180) days. For the avoidance of doubt, a request for Shelf Registration pursuant to Section 2.3.2 shall constitute a request within the meaning of this Section 2.1.1, but Takedown Demands pursuant to Section 2.3.3 shall not constitute additional requests. If from the time of any request to register Registrable Shares pursuant to this Section 2.1 to but not including the date when such registration becomes effective, the Company is engaged or has firm plans to engage within 90 days of the time of such request in a registered public offering as to which the holders may include Registrable Shares pursuant to Section 2.2, then the Company may, at its option, decline such request.

2.2    Piggyback Registration Rights.

2.2.1 Piggyback Registration. Whenever the Company (for itself or for any other Stockholder) proposes to register any of its equity securities under the Securities Act on a form of Registration Statement that would allow registration of Registrable Shares for sale to the public (except with respect to Registration Statements on Form S-4, Form S-8 or their respective successor forms) the Company will, prior to such filing, give written notice to each Stockholder of the Company’s intention to so register. Upon the written request of any Stockholder given within 10 days after the Company provides such notice, the Company shall use reasonable efforts to cause all of such parties’ requested Registrable Shares to be registered under the Securities Act; provided, however, that the Company shall have the right to postpone or withdraw any registration proposed pursuant to this Section 2.2 without obligation to any Stockholder.

2.2.2 Selection of Underwriter. In the case of any offering under this Section 2.2 involving an underwriting, the Board shall have the right to designate the managing underwriter; provided, however, that such managing underwriter shall be an investment bank of national reputation.

2.2.3 Allocation of Shares. In connection with any offering under this Section 2.2 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. Further, if the managing underwriter advises the Company that, in its view, the number of Registrable Shares requested to be included in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size: first, so many shares of Common Stock proposed to be registered by the Company (for itself or for any other Stockholder pursuant to a Demand Notice) as would not cause the offering to exceed the Maximum Offering Size; and second, any Registrable Shares requested to be included in such registration by the Stockholders, allocated, if necessary, pro rata on the basis of their relative number of Registrable Shares so held.

2.2.4 Registration and Offering Procedures. In connection with the registration of Registrable Shares under the Securities Act, the Company shall:

(a)    Prepare and file with the Commission the Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective.

(b)    Following the effectiveness of the Registration Statement, use its commercially reasonable efforts to prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement continuously effective under the Securities Act until the Registrable Shares requested to be registered thereunder are sold; provided further that the Company shall promptly amend, renew or replace, as necessary, any Registration Statement that shall have expired or otherwise been deemed unusable and shall use its commercially reasonable efforts to keep such amended, renewed or replaced Registration Statement continuously effective under the Securities Act until the Registrable Shares requested to be registered thereunder are sold.

(c)    Furnish to each selling Stockholder such reasonable numbers of copies of the prospectus included in the Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling Stockholder;

(d)    Use commercially reasonable efforts to promptly remove restrictive legends from any Registrable Shares to be sold pursuant to the Registration Statement.

(e)    Use commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Stockholder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholder to consummate the public sale or other disposition within such states of the Registrable Shares owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation in any jurisdiction, execute a general consent to service of process in any jurisdiction, or subject itself to taxation in any jurisdiction;

(f)    Enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Shares, including without limitation providing reasonable access for due diligence to a representative appointed by the majority of the Holders covered by the applicable Registration Statement, any underwriter participating in any disposition to be effected pursuant to such Registration Statement or any attorney, accountant or other agent retained by such Holders or any such underwriter, including such information in the prospectus as is reasonably requested by the representative, managing underwriter or attorney, accountant or other agent and making management available to participate in a “roadshow” as reasonably requested by the representative, managing underwriter or attorney, accountant or other agent;

(g)    To the extent practicable, provide legal opinions covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the holders of Registrable Shares and the underwriter, and an auditor’s “comfort letter” addressed to the selling Stockholder;

(h)    Following a Public Offering, provide adequate current public information necessary for compliance with Rule 144(c) of the Securities Act; and

(i)    Otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Shares in connection with such registration.

2.2.5 Amended Prospectus. If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses and compliance with any related requirements of the Securities Act and any applicable state securities or blue sky laws, the selling Stockholders shall be free to resume making offers of the Registrable Shares. Any period during which a prospectus is unusable pursuant to this Section 2.2 shall be added to the 180-day period in Section 2.2.4(b).

2.2.6 Allocation of Expenses. The Company will pay all expenses in complying with this Article II, including all registration and filing fees, exchange listing fees, printing, messenger and delivery expenses, applicable stock exchange fees, fees of accountants for the Company, fees and disbursements of counsel of the Company and the reasonable fees and expenses of one counsel selected by the holder(s) of a majority of the Registrable Shares included in such registration, state securities or blue sky reasonable fees and expenses, the expense of any special audits incident to or required by any such registration, any fees and disbursements customarily paid by the issuers of securities and expenses incurred in connection with any road show (including the reasonable out-of-pocket expenses of the selling Stockholders) but excluding underwriting discounts, selling commissions or any other brokerage or underwriting fees and expenses and the fees and expenses of the selling Stockholders’ own counsel (other than the one counsel selected as provided above and, if an additional counsel to certain selling Stockholders is used that is also counsel to the Company, such counsel).

2.3    Short-Form Registration.

2.3.1 Request for Short-Form Registration. At any time and from time to time, the Bain Parties shall have the right to make a written request to the Company to register, and the Company shall register in accordance with the terms of this Agreement, the sale of the number of Registrable Shares stated in such request under the Securities Act on Form S-3 or any similar short-form registration (a “Short-Form Registration”); provided, however, that the Company shall not be obligated to effect such demand for a Short-Form Registration (i) if the aggregate offering price of the Registrable Shares to be sold in such offering (including piggyback shares and before deduction of any underwriting discounts or commissions) is not reasonably expected to be at least $25,000,000 or (ii) within 90 days after the effective date of a previous Short-Form Registration or other previous registration in which the Holders of Registrable Shares were given piggyback rights pursuant to Section 2.2. Each request for a Short-Form Registration by the Bain Parties shall state the amount of the Registrable Shares proposed to be sold and the intended method of disposition thereof. If on the date of the request for Short Form Registration: (i) the Company is a WKSI, then the Short Form Registration request may request Registration of an unspecified amount of Registrable Securities; and (ii) the Company is not a WKSI, then the Short Form Registration request shall specify the aggregate amount of Registrable Securities to be registered. The Company shall provide to the Bain Parties the information necessary to determine the Company’s status as a WKSI upon request.

2.3.2. Shelf Registration. If the Bain Parties request that a Short-Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”) and the Company is qualified to do so, the Company shall use commercially reasonable efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as reasonably practicable after filing, and, if the Company is a WKSI at the time of any such request, to cause such Shelf Registration to be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), and once effective, the Company shall cause the Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration and (ii) the date as of which there are no longer in existence any Registrable Securities covered by the Shelf Registration. Notwithstanding the foregoing obligations, if the Company furnishes to the Bain Parties a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than sixty days after the request is given.

2.3.3. Shelf Takedowns. At any time when a Shelf Registration is effective, upon a written demand (a “Takedown Demand”) by any Bain Party that is a Shelf Participant holding Registrable Securities at such time, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Shelf Registration and the Company shall pay expenses in connection therewith in accordance with Section 2.2.6; provided that the Company will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade) or non-underwritten takedown offering, at least two (2)

business days’ notice of such Takedown Demand to each other Stockholder that is a Shelf Participant, (y) in connection with any Block Trade, notice of such Takedown Demand to each other Stockholder that is a Shelf Participant no later than noon Eastern time on the second business day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) business days’ notice of such Takedown Demand to each other Stockholder that is a Shelf Participant. If any Shelf Participants request inclusion of their Registrable Securities (by notice to the Company, which notice must be received by the Company no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade) or a non-underwritten takedown offering, the second business day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) business days following the date notice is given to such participant), the Bain Parties and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering (x) in connection with any non-underwritten takedown offering, on a pro rata basis based on the amount of Registrable Securities owned by all such Shelf Participants requesting to include Registrable Securities in such non-underwritten takedown offering as of the date the Company provided notice of the Takedown Demand to the Shelf Participants pursuant to this Section 2.3.3 and (y) in connection with any underwritten takedown offering, in accordance with the order of priority set forth in Section 2.2.3. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

2.4    Secondary Offering. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement are not eligible to be made as a secondary offering, the Company shall use commercially reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a bona fide secondary offering. In the event that the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure that the Registration Statement is deemed a secondary offering (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder. Any cut-back imposed pursuant to this Section 2.4 shall be allocated among the Holders on a pro rata basis in accordance with the number of shares that such Holders have requested to be included in such Registration Statement, unless the SEC Restrictions otherwise require or provide or the participating Holders otherwise agree. From and after the date that the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions, all of the provisions of this Section 2.4 shall again be applicable to such Cut Back Shares.

2.5    Indemnification and Contribution.

2.5.1 Indemnities by the Company. The Company will indemnify and hold harmless each seller of Registrable Shares, each underwriter of Registrable Shares, and each other person, if any, who controls any such seller or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement including such Registrable Shares, any preliminary prospectus or final prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, or any other disclosure document, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, the Company will reimburse each such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (a) any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, relating to such seller by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or (b) the failure of such seller to deliver copies of the prospectus in the manner required by the Securities Act.

2.5.2 Indemnities to the Company. Each seller of Registrable Shares, severally (and not jointly or jointly and severally), will indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such director, officer, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any other disclosure document, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company relating to such seller by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, supplement or other disclosure document; provided, however, that the obligations of an Stockholder hereunder shall be limited to an amount equal to the net proceeds to the Stockholder arising from the sale of Registrable Shares as contemplated herein.

2.5.3 Notice of Claims. Each party entitled to indemnification under this Section 2.5.3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) within a reasonable period of time after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably). The Indemnified Party may participate in such defense at such party’s expense;

provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

2.5.4 Contribution. If the indemnification provided for herein is for any reason unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, will contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company, the sellers of Registrable Shares and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the sellers of Registrable Shares and any underwriter will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and sellers of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 2.5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding sentence will be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.5.4, no seller of Registrable Shares will be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such seller of Registrable Shares was offered to the public (less underwriters discounts and commissions) exceeds the amount of any damages which such seller of Registrable Shares has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6    Certain Other Provisions

2.6.1 Information by Holder. Each Holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing if it is required in connection with any registration, qualification or compliance referred to in this Article II.

2.6.2 Lock-Up. Each Stockholder, if requested by the Board and an underwriter of Common Stock or other securities of the Company, shall agree pursuant to a written agreement not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not longer than seven days) prior to the effective date of a Registration Statement and for a specified period of time (not longer than 180 days) following the effective date of a Registration Statement; provided, however, that such agreement shall not apply to any Registrable Shares (or other securities of the Company) held by such Stockholder if they are included in the Registration Statement. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restrictions, until the end of the lock-up period. The written agreement referred to in the first sentence of this Section 2.6.2 is in addition to and not in replacement of other transfer restrictions contained in this Agreement.

ARTICLE III

REMEDIES.

3.1    Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

ARTICLE IV

ASSIGNMENT.

4.1    Permitted Registration Rights Assignees. The rights of a Stockholder hereunder to cause the Company to register its Registrable Securities pursuant to Section 2.1, Section 2.2 or Section 2.3 may be assigned (but only with all related obligations as set forth below) in connection with a Transfer of such Shares effected in accordance with the terms of this Agreement to a Permitted Registration Rights Assignee of such Holder. Without prejudice to any other or similar conditions imposed hereunder with respect to any such Transfer, no assignment permitted under the terms of this Section 4.1 shall be effective unless the Permitted Registration Rights Assignee, if not a Stockholder, has delivered to the Company a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company that the Shares in respect of which such assignment is made shall continue to be deemed Shares and shall be subject to all of the provisions of this Agreement relating to Shares and that such Permitted Registration Rights Assignee shall be bound by, and shall be a party to, this Agreement. A Permitted Registration Rights Assignee to whom rights are transferred pursuant to this Section 4.1 may not again Transfer such rights to any other Permitted Registration Rights Assignee, other than as provided in this Section 4.1.

ARTICLE V

AMENDMENT, TERMINATION, ETC.

5.1    Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2    Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders that hold a majority of the Shares held by all Stockholders: provided, however, that any amendment, modification, extension, termination or waiver (an “Amendment”) shall also require the consent of any Stockholder who would be disproportionately and adversely affected thereby. Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

5.3    Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each party hereto shall retain the indemnification rights pursuant to Section 2.6 hereof with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

ARTICLE VI

DEFINITIONS.

For purposes of this Agreement:

6.1    Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(i)    The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(ii)    The word “including” shall mean including, without limitation;

(iii)    Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(iv)    The masculine, feminine and neuter genders shall each include the other.

6.2    Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person (as used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise).

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning set forth in Section 5.2.

“Bain” shall have the meaning set forth in the Preamble.

“Bain Parties” shall mean Bain, Bain Capital Private Equity, LP, a Delaware limited partnership (“Bain Capital”), investment funds affiliated with Bain Capital Private Equity, LP, and each of their respective successors, Permitted Registration Rights Assignees pursuant to clauses (a) and (b) of the definition thereof and Affiliates.

“Block Trade” shall mean any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

“Board” shall mean the board of directors of the Company.

“business day” shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation, the Preferred Stock.

“Cut Back Shares” shall have the meaning set forth in Section 2.4.

“Demand Notice” shall have the meaning set forth in Section 2.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“H.I.G.” shall have the meaning set forth in the Recitals.

“Holders” shall mean the holders of Registrable Securities under this Agreement.

“IPO” means the underwritten initial public offering of the Company’s common stock on September 30, 2015.

“Maximum Offering Size” shall mean the largest aggregate number of shares which can be sold without having a material adverse effect on such offering, as determined by the managing underwriter.

“Members of the Immediate Family” shall mean, with respect to any individual, (i) each spouse, or natural or adopted child or grandchild of such individual or natural or adopted child or grandchild of such individual’s spouse, (ii) each trust created solely for the benefit of one or more of such individual and the Persons listed in clause (i) above, and solely for estate planning purposes, (iii) each custodian or guardian of any property of one or more of the Persons listed in clause (i) above, in his capacity as such custodian or guardian and (iv) each corporation, limited partnership or limited liability company controlled by such individual or one or more of the Persons listed in clause (i) above for the benefit of one or more of such Persons.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock, other than any such option held by the Company or any right to purchase shares pursuant to this Agreement.

“Permitted Registration Rights Assignee” shall mean a transfer: (a) with respect to each holder which is not a natural person, to any Affiliate or to a Person for whom such holder (or an Affiliate of such holder) acts as investment advisor or investment manager; (b) with respect to each holder who is a natural person: (i) to a Member of the immediate family of such holder; (ii) to a charitable entity, immediate family member or any trust for the direct or indirect benefit of the holder; or (iii) and upon the death of a holder, pursuant to the will or other instrument of such holder or by applicable laws of descent and distribution to such holder’s estate, executors, administrators and personal representatives, and then to such holder’s heirs, legatees or distributees, whether or not such recipients are Members of the Immediate Family of such holder; provided, however no part of an Interest may be transferred to a minor or an incompetent except in trust or pursuant to the Uniform Gifts to Minors Act or (c) with respect to any Bain Party, in a transfer other than that described in clauses (a) and (b) above, to any Person, so long as in accordance with applicable securities laws, provided that the transferred Registrable Securities shall represent not less than 20% of the Registrable Securities then held by the Bain Parties.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Preferred Stock” shall have the meaning set forth in the Recitals.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Registrable Shares” or “Registrable Securities” shall mean: (i) any shares of Common Stock issued through the exchange of units in Surgery Center Holdings, LLC in the Reorganization in connection with the IPO; (ii) any shares of Common Stock (including shares of Common Stock issued or issuable in respect of the Preferred Stock) or Preferred Stock acquired or issued pursuant to the Stock Purchase Agreement or the Securities Purchase Agreement; and (iii) any Common Stock or Preferred Stock issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of conversion, dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization; provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (a) upon any sale pursuant to a Registration Statement, Section 4(a)(1) of the Securities Act or Rule 144, or (b) at such time as such securities may be distributed without volume limitation or other restrictions on transfer under Rule 144 (including without application of paragraphs (c), (e) (f) and (h) of Rule 144). Notwithstanding the foregoing, any Registrable Shares transferred by a Bain Party to a Permitted Registration Rights Assignee shall continue to be Registrable Shares in the hands of such Permitted Registration Rights Assignee.

“Registration Statement” means a registration statement (on Form S-1 or Form S-3) filed by the Company with the Commission for a public offering and sale of securities of the Company.

“Reorganization” means the reorganization of the Company and Surgery Center Holdings, LLC in connection with the Company’s IPO, pursuant to the Reorganization Agreement, dated as of September 30, 2015.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Rule 415” shall mean Rule 415 under the Securities Act (or any successor Rule).

“SEC” means the United States Securities and Exchange Commission.

“SEC Restrictions” shall have the meaning set forth in Section 2.4.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Purchase Agreement” shall have the meaning set forth in the Recitals.

“Shares” shall mean all shares of Common Stock held by a Stockholder, whenever issued, including all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities.

“Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with any Shelf Registration or any such holder that could be added to such Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

“Shelf Registration” shall have the meaning set forth in Section 2.3.2.

“Short-Form Registration” shall have the meaning set forth in Section 2.3.1.

“Stock Purchase Agreement” shall have the meaning set forth in the Recitals.

“Stockholders” shall have the meaning set forth in the Preamble.

“Takedown Demand” shall have the meaning set forth in Section 2.3.3.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

ARTICLE VII

MISCELLANEOUS.

7.1    Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2    Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile or email, or (c) sent by overnight courier in each case, to the address (or facsimile number) listed below:

If to the Company:

Surgery Partners, Inc.

40 Burton Hills Boulevard

Suite 500

Nashville, Tennessee 37215

Attention: Teresa Sparks and Michael Doyle

E-mail: tsparks@surgerypartners.com and mdoyle@surgerypartners.com with a copy to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Carl Marcellino

Facsimile No.: (646) 728-1523

Email: carl.marcellino@ropesgray.com

If to any Bain Party:

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Devin O’Reilly, Andrew Kaplan and David Hutchins

E-mail:    doreilly@baincapital.com, akaplan@baincapital.com and

dhutchins@baincapital.com

Facsimile No.: (617) 516-2010

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Neal J. Reenan, P.C. and Ian N. Bushner

E-mail: neal.reenan@kirkland.com and ian.bushner@kirkland.com

Facsimile No.: (312) 862-2200

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile or email on a business day, or if delivered on other than a business day, on the first business day thereafter and (c) 2 business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3    Merger; Binding Effect, Etc. This Agreement, together with the certificate of designations for the Preferred Stock, constitute the entire agreement of the parties with respect to their subject matter, supersede all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Stockholder or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

7.4    Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6    Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

7.7    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, partner, member or stockholder of any Stockholder or of any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

ARTICLE VIII

GOVERNING LAW.

8.1    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

8.2    Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-

named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.4 hereof is reasonably calculated to give actual notice. The provisions of this Section 8.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Delaware.

8.3    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4    Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

COMPANY:	Surgery Partners, Inc.
By:
Name:
Title:

[Signature Page to Surgery Partners, Inc. Registration Rights Agreement]

STOCKHOLDERS:

[Signature Page to Surgery Partners, Inc. Registration Rights Agreement]

Exhibit E

FORM OF CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

10.00% SERIES A CONVERTIBLE PERPETUAL PARTICIPATING PREFERRED

STOCK

OF

SURGERY PARTNERS, INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), SURGERY PARTNERS, INC., a Delaware corporation (the “Corporation”), certifies that pursuant to the authority contained in Article 4(c) of its Amended and Restated Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), and in accordance with the provisions of Section 141 and Section 151 of the DGCL, the Board of Directors (“Board of Directors”) of the Corporation has adopted the following resolution on [●], 2017, creating a series of [●] shares of preferred stock, par value $0.01 per share, of the Corporation designated as “10.00% Series A Convertible Perpetual Participating Preferred Stock”:

RESOLVED, that a series of preferred stock, par value $0.01 per share, of the Corporation be, and hereby is, created, and that the designation and number of shares of such series and the voting powers, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions thereof, of the shares of such series, are as follows:

Section 1.    Designation; Ranking; Issuance.

(a)    There is hereby created out of the authorized and unissued shares of preferred stock, par value $0.01 per share, of the Corporation authorized to be issued pursuant to the Amended and Restated Certificate of Incorporation, a series of preferred stock, designated as “10.00% Series A Convertible Perpetual Participating Preferred Stock” par value $0.01 per share (the “Series A Preferred Stock”). The number of shares constituting such series shall be [●]. Each share (a “Share”) of the Series A Preferred Stock shall be identical in all respects to every other share of the Series A Preferred Stock.

(b)    The Series A Preferred Stock ranks prior to the Common Stock and any other Capital Stock (including with respect to dividends, redemption and rights upon any Liquidation Event).

(c)    The Shares shall be issued by the Corporation in certificated form for their Initial Value, in such amounts, at such times and to such Persons as shall be specified by the Board of Directors, from time to time.

Section 2.    Number of Shares. The number of Shares authorized is [●],which number may be decreased (but not below the number thereof then outstanding), but not increased, from time to time by the Board of Directors.

Section 3.    Defined Terms and Rules of Construction.

(a)    Definitions.

“Accrued Value” means, with respect to any Share, on any date, the sum of (a) the Initial Value plus (b) all dividends (whether or not declared) on such Share that have compounded through each and every Dividend Compounding Date starting from the first Dividend Compounding Date up to, and including such date (if such date is a Dividend Compounding Date) or the most recent Dividend Compounding Date, in each case, to the extent not otherwise paid in cash.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition: “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, each investment fund managed and/or advised by, or any other Person under common control with, Sponsor or any such investment fund shall be deemed to be an Affiliate of the Sponsor.

“Alternative Fundamental Change Redemption Date” is defined in Section 6(b)(iii).

“Amended and Restated Certificate of Incorporation” is defined in the preamble.

“Applicable Fundamental Change Percentage” means, in respect of any Fundamental Change that occurs (a) before the first anniversary of the Issue Date, 110%, (b) on or after the date that is one year following the Issue Date and prior to the date that is two years following the Issue Date, 109%, (c) on or after the date that is two years following the Issue Date and prior to the date that is three years following the Issue Date, 108%, (d) on or after the date that is three years following the Issue Date and prior to the date that is four years following the issue date, 107%, (e) on or after the date that is four years following the Issue Date and prior to the date that is five years following the Issue Date, 106%, (f) on or after the date that is five years following the Issue Date and prior to the date that is six years following the Issue Date, 105%, (g) on or after the date that is six years following the Issue Date and prior to the date that is seven years following the Issue Date, 103%, (h) on or after the date that is seven years following the Issue Date and prior to the date that is eight years following the Issue Date, 101% and (i) on or after the date that is eight years following the Issue Date, 100%.

“Applicable Optional Redemption Percentage” means, in respect of any Optional Redemption for which the related Redemption Date occurs (1) on or after the date that is five years following the Issue Date and prior to the date that is six years following the Issue Date, 105%, (2) on or after the date that is six years following the Issue Date and prior to the date that is seven years following the Issue Date, 103%, (3) on or after the date that is seven years following the Issue Date and prior to the date that is eight years following the Issue Date, 101% and (4) on or after the date that is eight years following the Issue Date, 100%.

“Board of Directors” is defined in the preamble.

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“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Bylaws” means the Amended and Restated Bylaws of the Corporation in effect on the date hereof, as they may be amended from time to time.

“Capital Stock” means any and all shares of stock (in each case however designated) issued or issuable by the Corporation, and any rights to purchase, warrants or options to acquire, or participations or other interests in, such stock.

“Certificate of Designations” means this Certificate of Designations, Preferences, Rights and Limitations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Change of Control” means any (a) consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition of substantially all of the assets or properties of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, (b) acquisition by any single Person or group (other than any Sponsor Entity or any group (as defined in Rule 13d-5 of the Exchange Act) of which any such Sponsor Entity is a member) of the beneficial ownership, direct or indirect, of greater than 30% of the voting power of the Corporation’s issued and outstanding Voting Stock, or (c) merger or consolidation to which the Corporation is a party except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation.

“Change of Control Purchase Price” means, with respect to any Change of Control, an amount equal to the sum of (a) the price payable in cash in such Change of Control for one share of the Common Stock outstanding immediately prior to such Change of Control, plus (b) if the consideration payable for each share of Common Stock is not solely cash, the Fair Market Value of such non-cash consideration payable in such Change of Control for one share of Common Stock.

“Close of Business” means, with respect to any Business Day, 5:00 p.m., New York City time, on such day.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation under the Amended and Restated Certificate of Incorporation.

“Common Stock Deemed Outstanding” means, as of any time, the number of shares of Common Stock then actually outstanding at such time.

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“Conversion Date” is defined in Section 7(c).

“Conversion Price” means, as of the Issue Date, $19.00 per share of Common Stock, subject to adjustment from time to time thereafter as set forth in Section 8.

“Conversion Stock” means shares of the Common Stock issuable upon the conversion of Shares.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

“Corporation” is defined in the preamble.

“Corporation Conversion Date” is defined in Section 7(b).

“Deemed Conversion Shares” means, with respect to each Share, with respect to any date, the number of shares of Conversion Stock (including fractional shares) equal to the quotient of (i) the Accrued Value of such Share as of and including such date plus, without duplication, dividends accrued but not yet compounded as of and through such date divided by (ii) the Conversion Price in effect as of such date.

“Deemed Redeemed Shares” is defined in Section 6(c).

“DGCL” is defined in the preamble.

“Dividend Compounding Date” means March 31, June 30, September 30 and December 31 of each year, beginning for any Share, on the earliest such date after the Issuance Date.

“Dividend Rate” means 10.00% per annum as may be adjusted pursuant to Section 11(b).

“Dividend Record Date” means, with respect to any Dividend Compounding Date, March 15, June 15, September 15 or December 15, as the case may be, immediately preceding such Dividend Compounding Date.

“Event of Noncompliance” is defined in Section 11(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any security or other property (including for the avoidance of doubt any Common Stock, Option or Convertible Security issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation), the fair market value of such security or other property at such time, as determined in good faith by the Board of Directors using a nationally recognized investment bank to provide a valuation opinion.

“Fundamental Change” means (a) Change of Control or (b) the Common Stock ceasing to be listed or quoted on a Trading Market.

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“Fundamental Change Make-Whole Amount” is defined in Section 6(b)(ii)(1).

“Fundamental Change Redemption Date” is defined in Section 6(b)(iii).

“Indebtedness” means as to any Person, all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money and any other indebtedness that is evidenced by a promissory note, bond, debenture or similar instrument.

“Initial Value” means $1,000.00 per Share.

“Internal Reorganization Event” means a merger or consolidation which is effected (a) by or among the Corporation and its direct and/or indirect Subsidiaries or any new parent company or (b) between the Corporation and any Person for the primary purpose of changing the domicile of the Corporation.

“Investor” means BCPE Seminole Holdings LP, a Delaware limited partnership.

“Issue Date” means [●], 2017, the original date of issuance of the Series A Preferred Stock.

“Junior Stock” means any class or series of stock issued by the Corporation that ranks junior to the Series A Preferred Stock as to (a) the payment of dividends or (b) the distribution of assets on any Liquidation Event, or both (a) and (b).

“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary).

“Loan Documents” means the definitive documents entered into by the Corporation and its Subsidiaries governing the indebtedness contemplated under the debt financing commitment letters provided in connection with the Purchase Agreement and any documentation with respect to outstanding indebtedness on the Issue Date.

“Majority Owned” is defined in the definition of Subsidiary.

“Market Price” means, with respect to one share of any security, as of a particular date (the “Valuation Date”), the following: (a) if such security is then quoted on The New York Stock Exchange (“NYSE”), The NASDAQ Global Market (the “NASDAQGM”), The NASDAQ Global Select Market (the “NASDAQGSM”), Pink OTC Markets (the “OTC”) or any similar exchange, quotation system or association (together, each of the NYSE, the NASDAQGM, the NASDAQGSM and the OTC, a “Trading Market”), the arithmetic average of the daily volume weighted average prices, as reported by Bloomberg Financial L.P., of one share of such security on the principal Trading Market for the period of five Trading Days consisting of the Trading Day immediately prior to the Valuation Date and the four Trading Days immediately prior to such date (unless, between the first and last Trading Day of such five Trading Day period, the ex-dividend or effective date occurs for an event that would give rise to an adjustment to the Conversion Price pursuant to Section 8 if such event were to occur with respect to the Common Stock, in which case the Board of Directors will determine the Market Price of such security for such date in good faith taking into account Trading Market information) or, (b) if such security is not then quoted on a Trading Market, the Fair Market Value of one share of such security as of

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the Close of Business on the Valuation Date. If the Common Stock is not then quoted on a Trading Market, then the Board of Directors shall respond promptly, in writing, to any inquiry by any holder of Series A Preferred Stock as to the Fair Market Value of a share of the Common Stock. Notwithstanding the above, for the purposes of adjustments to the Conversion Price made in accordance with Section 8(b), if an announcement or disclosure of a potential issuance or sale is made after the end of trading on a Trading Day, the Valuation Date for measuring the “Market Price” in such circumstance shall be such Trading Day and if an announcement or disclosure of a potential issuance or sale is made other than after the end of trading on a Trading Day, the Valuation Date for measuring the “Market Price” in such circumstance shall such be the last Trading Day immediately prior to such announcement or disclosure.

“NASDAQGM” is defined in the definition of Market Price.

“NASDAQGSM” is defined in the definition of Market Price.

“NYSE” is defined in the definition of Market Price.

“Optional Redemption” is defined in Section 6(a)(i).

“Optional Redemption Date” is defined in Section 6(a)(ii).

“Optional Redemption Notice” is defined in Section 6(a)(ii).

“Optional Redemption Price” is defined in Section 6(a)(i).

“Options” means any rights, warrants or options to subscribe for, acquire or purchase the Common Stock or Convertible Securities.

“Organic Change” is defined in Section 8(i).

“OTC” is defined in the definition of Market Price.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity or any department, agency or political subdivision thereof.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” means that certain purchase agreement related to the purchase and sale of the Series A Preferred Stock, dated as of May 9, 2017, between Investor and the Corporation, as amended from time to time in accordance with its terms.

“Redemption Date” is defined in Section 6(c).

“Reg Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated [●], 2017, as it may be amended from time to time, by and among the Corporation and the Investor (and any other Persons who may become bound by such agreement at a later date in accordance with its terms).

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“Regulation FD” means Regulation FD as promulgated under the Exchange Act.

“Registrable Securities” is defined in the Reg Rights Agreement.

“Required Percentage” means greater than 50% of the Shares acquired by the Sponsor Entities on the Issue Date with any proportional adjustments for any stock split, stock dividend, recapitalization or similar transactions. For purposes of determining whether the Required Percentage is met, all Shares held by the Sponsor Entities shall be aggregated.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Series A Directors” is defined in Section 9.

“Series A Preferred Stock” is defined in Section 1(a).

“Share” is defined in Section 1(a).

“Shelf Registration Statement” means a “shelf” registration statement of the Corporation that covers all the Registrable Securities (and may cover other securities of the Corporation) on Form S-3 and under Rule 415 under the Securities Act or, if the Corporation is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the SEC, and all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Sponsor” means Bain Capital Private Equity, LP, a Delaware limited partnership.

“Sponsor Entities” means Investor, Sponsor, investment funds affiliated with Sponsor, and each of their respective successors and Affiliates.

“Sponsor Fundamental Change Redemption Date” is defined in Section 6(b)(ii).

“Subsidiary” means, when used with respect to any Person, any other Person of which (a) in the case of a corporation, at least a majority of the equity and the voting interests of which are owned or controlled, directly or indirectly, by such first Person (any such entity, a “Majority Owned” entity), by any one or more of its Majority Owned subsidiaries, or by such first Person and one or more of its Majority Owned subsidiaries, or (b) in the case of any Person other than a corporation, such first Person, one or more of its Majority Owned subsidiaries, or such first Person and one or more of its Majority Owned subsidiaries either (i) owns a majority of the equity interests thereof or (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof.

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“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, branch profits, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, escheat, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person by law, by contract or otherwise.

“Trading Day” means any day on which (a) trading in a security generally occurs on the principal Trading Market for such security, (b) such principal Trading Market does not fail to open for trading during its regular trading session and (c) there does not occur or exist on such day, for more than a one half-hour period, in the aggregate, any suspension or limitation imposed on the trading of such security or of any options, contracts or futures contracts relating to such security, which suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day. If a security is not quoted on any Trading Market, “Trading Day” shall have the same meaning as Business Day.

“Trading Market” is defined in the definition of Market Price.

“Valuation Date” is defined in the definition of Market Price.

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances (determined without regard to any classification of directors) to elect one or more members of the Board of Directors (without regard to whether or not, at the relevant time, Capital Stock of any other class or classes (other than Common Stock) shall have or might have voting power by reason of the happening of any contingency).

“Window Trigger Date” is defined in Section 7(b).

“Withholding Tax” is defined in Section 16.

(b)    Rules of Construction. Capitalized terms used in this Certificate of Designations which are not defined in this Section 3 (or in a document referenced in Section 3) have the meanings contained elsewhere in this Certificate of Designations. Whenever the words “include,” “includes” or “including” are used in this Certificate of Designations, they are deemed to be followed by the words “without limitation.” Any definitions used herein defined in the plural shall be deemed to include the singular as the context may require, and any definitions used herein defined in the singular shall be deemed to include the plural as the context may require. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders as the context may require.

Section 4.    Dividends.

(a)    Dividends shall accrue and accumulate on each Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Shares) on a daily basis at the Dividend Rate on the

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Accrued Value from and including the Issue Date of such Share to and including the first date on which any of the following occurs: (i) payment is made in respect to such Share in connection with a Liquidation Event pursuant to Section 5, (ii) such Share is redeemed by the Corporation in accordance with Section 6, or (iii) such Share is converted into shares of Conversion Stock pursuant to Section 7. Dividends on Shares shall compound quarterly on each Dividend Compounding Date. Dividends on Shares shall accrue, accumulate, and compound whether or not they have been declared, whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and whether or not a cash payment of such dividends would be prohibited under any Loan Documents. In any given quarter, to the extent that (x) the Corporation is legally permitted to pay dividends in cash and (y) an independent committee of the Board of Directors (which for the avoidance of doubt shall exclude any directors employed within the last three years by investment funds affiliated with H.I.G. Capital, LLC) has determined that payment of such dividends in cash is in the best interest of stockholders (taking into account the impact that payment of such dividends in cash or the ability to make such cash payment of such dividends, would have on the treatment of the Shares as debt or equity by the credit agencies rating the Company, its Subsidiaries, Indebtedness of the Company or its Subsidiaries or the Shares), the Board of Directors may, in its sole discretion, declare a cash dividend in an amount up to 50% of the amount of the dividends that have accrued and accumulated on the Shares through the end of such quarter, and, if the Board of Directors so declares, the Corporation shall pay such cash dividend on the Dividend Compounding Date for such quarter to the holders of record of the Shares as they appear on the Company’s stock register at the Close of Business on the relevant Dividend Record Date. For the avoidance of doubt, the amount of any quarterly dividend on Shares paid in cash to the holders of Shares on the Dividend Compounding Date pursuant to the immediately preceding sentence shall not compound on the Dividend Compounding Date and shall not be included in Accrued Value. With respect to any Share, its Issue Date shall remain the same regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

(b)    Participating Dividends. In addition to any other dividends accruing or declared hereunder, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), the Corporation shall also declare and pay to the holders of the Series A Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock as if all of the outstanding Series A Preferred Stock had been converted into Common Stock immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the Corporation will determine the record holders of Common Stock entitled to such dividends.

Section 5.    Liquidation. Upon any Liquidation Event, each holder of Series A Preferred Stock then outstanding shall be entitled to be paid for each Share, out of the assets of the Corporation available for distribution to shareholders of the Corporation, and after satisfaction of (or reservation of an amount sufficient to satisfy) all liabilities and obligations to creditors of the Corporation, but before any distribution or payment is made upon any Junior Stock, an amount in cash equal to the greater of (a) the Accrued Value of such Share as of and including the date of the Liquidation Event plus, without duplication, dividends accrued but not yet compounded as of and through such date and (b) the amount that such holder would be entitled to receive in respect of Conversion Stock in connection with such Liquidation Event if such Share were converted into Conversion Stock immediately prior to such event in accordance with Section 7(a), and the holders of Series A Preferred Stock shall not be entitled to any other payment with respect to such Share. If upon any Liquidation Event, the assets of the Corporation to be distributed among the holders of the Series A Preferred Stock are insufficient to permit

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payment to such holders of the entire aggregate amount that they are entitled to be paid under the first sentence of this Section 5, then the entire assets available (including any right to future or contingent distributions) to be distributed to the Corporation’s stockholders shall be distributed pro rata among the holders of the Series A Preferred Stock, based upon the aggregate Accrued Value (plus, without duplication, any accrued dividends not already included in such Accrued Value) as of and including the date of the Liquidation Event of the Series A Preferred Stock held by each such holder. As soon as practicable prior to the payment date stated therein, the Corporation shall deliver written notice of any such Liquidation Event to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and to each share of Common Stock in connection with such Liquidation Event.

Section 6.    Redemptions.

(a)    Redemption at the Option of the Corporation.

(i)    No sinking fund is provided for the Series A Preferred Stock. The Corporation shall not have the right to redeem the Series A Preferred Stock prior to the fifth anniversary of the Issue Date. On or after the fifth anniversary of the Issue Date, the Corporation will have the right (but not the obligation) to redeem (an “Optional Redemption”) all, but not less than all, of the Series A Preferred Stock then outstanding in accordance with this Section 6, for an amount of cash per Share, payable by wire transfer to the account or accounts designated in writing to the Corporation by such holder, equal to the product of (A) the Applicable Optional Redemption Percentage multiplied by (B) the sum of the Accrued Value of such Share as of and including the Optional Redemption Date plus, without duplication, dividends accrued but not yet compounded as of and through such date (such amount, the “Optional Redemption Price”).

(ii)    In case the Corporation exercises its Optional Redemption right to redeem all of the Series A Preferred Stock then outstanding pursuant to this Section 6(a), it shall fix a date for redemption (each, an “Optional Redemption Date”) and it shall mail a notice of such Optional Redemption (an “Optional Redemption Notice”) not less than 30 days prior to the Optional Redemption Date to each holder of Series A Preferred Stock at its last address as the same appears on the Corporation’s stock register. The Optional Redemption Date must be a Business Day. For the avoidance of doubt, any holder may convert its Shares pursuant to Section 7(a) at any time prior to the Close of Business on the date that is three (3) Business Days prior to the Optional Redemption Date.

(iii)    Each Optional Redemption Notice shall specify:

(1)    the Optional Redemption Date;

(2)    the Optional Redemption Price;

(3)    that on the Optional Redemption Date, the Optional Redemption Price will become due and payable upon each Share, and that any dividends thereon will cease to accumulate after the Optional Redemption Date;

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(4)    the place or places where such Shares are to be surrendered for payment of the Optional Redemption Price; and

(5)    that holders may surrender their Shares for conversion at any time prior to the Close of Business on the date that is three (3) Business Days immediately preceding the Optional Redemption Date.

Any delivered Optional Redemption Notice is irrevocable.

(iv)    If any Optional Redemption Notice has been given in respect of Shares in accordance with this Section 6(a), holders of Shares shall surrender any Shares that have not been converted prior to the related Optional Redemption Date to the Corporation on the Optional Redemption Date at the place or places stated in the Redemption Notice for the payment in full of the Optional Redemption Price solely in cash.

(v)    From and after the Optional Redemption Date (unless the Corporation shall default in providing for the payment of the Optional Redemption Price), (1) dividends will cease to accrue on Shares, (2) Shares shall no longer be deemed outstanding and (3) all rights of the holders of Shares hereunder will terminate, except the right to receive the Optional Redemption Price for each Share payable in full in cash on the Optional Redemption Date.

(b)    Redemption at the Option of the Holder Upon Fundamental Change.

(i)    If, prior to the effective date of a Fundamental Change, the Corporation has knowledge of such Fundamental Change, then no later than 30 days prior (or such lesser number of days as is practicable if such knowledge is obtained thereafter) to the occurrence of the Fundamental Change, the Corporation shall, to the extent legally permissible, give written notice of such proposed Fundamental Change, which notice shall describe (to the extent known) the expected date of consummation thereof to each holder of Series A Preferred Stock (provided, that the Corporation shall not be required to deliver such notice if its delivery would result in, or, in the Corporation’s sole reasonable discretion, be likely to result in, the Corporation having to generally disclose material non-public information pursuant to Regulation FD, any successor law or any similar provision of any law applicable to the Corporation; provided, further, that so long as the Sponsor and its Affiliates are subject to a confidentiality obligation with the Corporation, the exception to the notice requirement set forth in the immediately preceding proviso shall not apply to the Sponsor or its Affiliates).

(ii)    If a Fundamental Change occurs, each holder of the Series A Preferred Stock will have the right (but not the obligation) to require the Corporation to redeem all, but not less than all, of such holder’s Series A Preferred Stock on the Fundamental Change Redemption Date for an amount of cash per Share, payable by wire transfer to the account or accounts designated in writing to the Corporation by such holder, equal to:

(1)    if the Fundamental Change is a Change of Control, the greater of (A) the product of (1) the Applicable Fundamental Change Percentage multiplied by (2) the sum of the Accrued Value of such Share as of and including the Fundamental Change Redemption Date plus, without duplication, dividends

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accrued but not yet compounded as of and through such date (such amount in this clause (A), the “Fundamental Change Make-Whole Amount”) and (B) the product of (1) the Deemed Conversion Shares at the time of closing of such Change of Control multiplied by (2) the Change of Control Purchase Price; and

(2)    if the Fundamental Change is not a Change of Control, the Fundamental Change Make-Whole Amount;

by delivering to the Corporation, at its principal office or to such other location as may be directed by the Corporation, the Shares to be redeemed and written notice of such election (x) if notice was delivered by the Corporation to such holder pursuant to Section 6(b)(i), by 12:00 p.m., New York time, on the Business Day immediately preceding the effective date of the Fundamental Change, and (y) if notice was delivered by the Corporation to such holder pursuant to Section 6(b)(iii), by the Close of Business on the day that is three Business Days prior to the Alternative Fundamental Change Redemption Date. Upon timely receipt of any holder’s election and Shares, the Corporation shall be obligated to redeem the Shares of such holder (1) if the Corporation delivered notice to such holder pursuant to Section 6(b)(i), on the date of the occurrence of the Fundamental Change (the “Sponsor Fundamental Change Redemption Date”), and (2) if the Corporation delivered notice to such holder pursuant to Section 6(b)(iii), on the Alternative Fundamental Change Redemption Date, in each case, in priority over any payments to the holders of Junior Stock. If any proposed Fundamental Change does not occur, any request for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred Stock may rescind such holder’s request for redemption by giving written notice of such rescission to the Corporation.

(iii)    If a Fundamental Change occurs and notice is not given to such holder pursuant to Section 6(b)(i), then the Corporation will deliver notice of such Fundamental Change to such holder as promptly as practicable after the occurrence of such Fundamental Change, which notice shall set forth the date on which the Corporation will redeem any Shares properly tendered by such holder in accordance with Section 6(b)(ii) in connection with such Fundamental Change, which date, shall be no fewer than 25 Business Days, and no more than 35 Business Days after the date on which such notice is delivered (the “Alternative Fundamental Change Redemption Date”, and together with the Sponsor Fundamental Change Redemption Date, the “Fundamental Change Redemption Date”).

(c)    Redemption Payments. For each Share to be redeemed hereunder, to the extent required by the Corporation, upon surrender by the holder thereof at the Corporation’s principal office, or to such other location as may be directed by the Corporation, of the certificate representing such Share and any other documentation required pursuant to this Certificate of Designations and reasonably requested by the Corporation, the Corporation shall be obligated on the Optional Redemption Date or any Fundamental Change Redemption Date (each a “Redemption Date”) to pay to the holder thereof, by wire transfer to an account or accounts designated by the holder at least three Business Days prior to the relevant Redemption Date, an amount in cash equal to the redemption price of such Share in accordance with Section 6(a), Section 6(b), or Section 6(c), as applicable. If the Corporation pays any holder of more than one Share an amount of cash less than the amount of the redemption price due in accordance with

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Section 6(a), Section 6(b), or Section 6(c) with respect to such Shares, the payment shall be deemed to satisfy the Corporation’s obligations with respect to a number of Shares held by such holder (the “Deemed Redeemed Shares”) equal to the maximum number of Shares held by such holder for which the applicable redemption price could have been paid in full by such amount of cash, and thereafter, such Deemed Redeemed Shares shall be redeemed by the Corporation in accordance with Section 6(a) or Section 6(b), as applicable, and cancelled and retired. For the avoidance of doubt, any Shares not redeemed pursuant to Section 6(a), Section 6(b), or Section 6(c), as applicable, shall remain outstanding.

(d)    Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed by the Corporation or otherwise acquired by the Corporation or which are converted shall be canceled and retired to “authorized but unissued shares” and shall not be reissued, sold or transferred.

(e)    No Other Redemptions. The Series A Preferred Stock shall not be redeemable except as expressly authorized in this Section 6.

Section 7.    Conversion.

(a)    Conversion at the Option of the Holder. Each Share may be converted on any date, from time to time, at the option of the holder thereof into a number of shares of Conversion Stock equal to the Deemed Conversion Shares.

(b)    Conversion at the Option of the Corporation. If, on any date following the date that is two years after the Issue Date, (i) no Event of Noncompliance has occurred and is continuing, (ii) there is an effective Shelf Registration Statement covering the resale of all of the Registrable Securities, which remains effective through and including the Corporation Conversion Date, and and (iii) for any 20 Trading Days out of the 30 consecutive Trading Day-period immediately preceding such date, the volume weighted average closing price of the Common Stock on such Trading Days equaled or exceeded $42.00 per share (such day, the “Window Trigger Date”), then the Corporation may cause the conversion of all, but not less than all, of the Shares into a number of shares of Conversion Stock equal to the Deemed Conversion Shares by providing written notice to the holders of the Series A Preferred Stock, no later than 10 days after such Window Trigger Date, of the Corporation’s election to cause such conversion, and of the effective date of such conversion, which effective date shall not be earlier than 30 days or later than 60 days after the date of such notice (the “Corporation Conversion Date”).

(c)    Conversion Procedure. To convert Shares pursuant to Section 7(a) or Section 7(b), the holder of such Shares must deliver the certificate(s) representing such Shares to the Corporation at its principal corporate office, or to such other locations as may be directed by the Corporation, and with respect to a conversion pursuant to Section 7(a), together with an irrevocable written notice of conversion. The “Conversion Date” means, for any Share, (i) in the case of a conversion under Section 7(a), the date on which such Share is submitted for conversion and the duly signed and completed notice of conversion of such Share is received by the Corporation and (ii) in the case of a conversion under Section 7(b), the Corporation Conversion Date. Upon conversion of a Share, (x) the Person entitled to receive the Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or

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holders of such Conversion Stock at the Close of Business on the Conversion Date for such Share (and, for the avoidance of doubt, without limiting the rights of holders of Shares provided herein (including voting rights as provided in Section 9 or rights to dividends as provided in Section 4), prior to such time will not be treated as the holder or holders of record of such Conversion Stock or as entitled to any rights with respect to such shares of Conversion Stock by virtue of holding Shares), and (y) such Person shall cease to be a record holder of the Series A Preferred Stock at the Close of Business on such Conversion Date, in each of (x) and (y) irrespective of whether Conversion Stock is issued on or after the Conversion Date. As promptly as practicable on or after the Conversion Date for any Share, the Corporation shall issue the number of whole shares of Conversion Stock issuable upon conversion, with such number of shares of Conversion Stock determined based on the aggregate number of Shares converted by the converting holder on such Conversion Date and any remaining balance satisfied in cash. Such delivery shall be made, at the option of the applicable holder, in certificated form or by book-entry (if Common Stock is then issued in one or more global certificates with a depositary). If any holder converts only a portion of the Shares represented by a single certificate, the Corporation will promptly issue a new certificate representing the portion of the Shares that such holder has not converted. Any such certificate or certificates shall be delivered by the Corporation to the appropriate holder by sending certificates evidencing the shares to the holders at their respective addresses as set forth in the conversion notice. The Corporation shall be entitled to treat the registered holder of any share of Common Stock issued upon the conversion of a Share as the owner of such share for all purposes.

(d)    Contingent Conversion. Notwithstanding any other provision of this Section 7, if a conversion of Series A Preferred Stock is to be made in connection with an event or transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until such event or transaction has been consummated.

(e)    Common Stock Reserved for Issuance. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, the number of shares of Conversion Stock that would be issuable upon the conversion of all outstanding Series A Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and encumbrances. The Corporation shall take reasonable best efforts to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be promptly delivered by the Corporation upon each such issuance and except for any such law, regulation or requirement applicable because of the business or nature of the holder). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred Stock in accordance with this Section 7(e).

(f)    Taxes. The Corporation shall pay any and all transfer Taxes that may be payable in respect of the issue or delivery of shares of Conversion Stock on conversion of the

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Shares. The Corporation shall not, however, be required to pay any Tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Conversion Stock in a name other than that in which the converted Shares of Series A Preferred Stock were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such Tax, or has established to the satisfaction of the Corporation that such Tax has been paid.

(g)    No Impairment. The Corporation shall not, by amendment of this Certificate of Designations or the Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

Section 8.    Conversion Price; Adjustments.

(a)    In order to prevent dilution of the conversion rights granted under Section 7, the Conversion Price shall be subject to adjustment from time to time, without duplication, in the circumstances and in the manner described in this Section 8.

(b)    Stock Dividends. In case the Corporation shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Corporation entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

(c)    Stock Purchase Rights. If the Corporation issues or sells to all holders of its Common Stock any Options entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such Options at a price per share for an amount of consideration per share less than the Market Price of one share of Common Stock determined as of the date of such issue or sale, then at the opening of business on the day following the date fixed for such determination the Conversion Price shall be reduced to equal (x) the Conversion Price in effect immediately prior to such issue or sale multiplied by (y) a fraction, the numerator of which shall be (1) the number of shares of Common Stock Deemed Outstanding on the close of business on the date fixed for such determination plus (2) the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such Options (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.

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(d)    Debt, Asset or Security Distributions. In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of Options referred to in Section 8(c), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, or any dividend or distribution referred to in Section 8(b)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be Market Price minus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be the Market Price on the date fixed for such determination, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution.

(e)    Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

(f)    Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to the effective date or record date, as the case may be, for such subdivision shall be proportionately reduced on such effective date or record date, as the case may be, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to the effective date or record date for such combination shall be proportionately increased immediately after such effective date or record date.

(g)    Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(h)    Notices Related to Conversion Adjustments.

(i)    Promptly upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

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(ii)    The Corporation shall give written notice to all holders of Series A Preferred Stock at least 10 Business Days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change or Liquidation Event.

(iii)    So long as the delivery of such notice would not result in, or, in the Corporation’s sole reasonable discretion, be likely to result in, the Corporation having to generally disclose material non-public information pursuant to Regulation FD, any successor law or any similar provision of any law applicable to the Corporation (provided, that so long as the Sponsor and its Affiliates are subject to a confidentiality obligation with the Corporation, such exception shall not apply to the Sponsor or its Affiliates), the Corporation shall also give written notice to the holders of Series A Preferred Stock at least 10 Business Days prior to the date on which any Organic Change shall take place.

(i)    Consolidation, Merger or Sale. Any consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition of substantially all of the assets or properties of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of related transactions, in each case, which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or assets with respect to, or in exchange for, Common Stock, is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall, at its election, either redeem the Shares pursuant to Section 6(a) if the Corporation has the right to force such redemption at such time, cause the conversion of the Shares pursuant to Section 7(b) if the Corporation has the right to force such conversion at such time or make appropriate provisions to insure that the holder of any Share not being redeemed in accordance with Section 6(b) shall thereafter have the right to acquire and receive, upon conversion of such Share, in lieu of each share of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Share, the types and amounts of stock, other securities, cash or other assets that such holder would have received in connection with such Organic Change if such holder had converted its Share immediately prior to such Organic Change. The Corporation shall not effectuate an Internal Reorganization Event unless the Series A Preferred Stock shall be outstanding as a class of preferred stock of the surviving corporation having the same rights, terms, preferences, liquidation preference and accrued and unpaid dividends as the Series A Preferred Stock in effect immediately prior to such Internal Reorganization Event.

Section 9.    Voting Rights. Except as otherwise provided herein (including Section 10) or by applicable law, the holders of Shares shall be entitled to vote with the holders of shares of Common Stock, together as a single class, on all matters submitted to a vote of shareholders of the Corporation. Each holder of Shares shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which all Shares held of record by such holder could then be converted pursuant to Section 7 at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed. The holders of Shares shall be entitled to notice of any meeting of shareholders of the Corporation in accordance with the Bylaws. On and following the Trigger Date (as defined in the Amended and Restated Certificate of Incorporation), for so long as the Sponsor Entities continue to own the Required

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Percentage, the holders of at least a majority of the then-outstanding Shares held by the Sponsor Entities, voting as a separate class, shall be entitled to elect two (2) directors to the Board of Directors and at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors (the “Series A Directors”); provided that, if and for so long as the Sponsor Entities continue to own more than 50% of the Required Percentage but less than 100% of the Required Percentage, the holders of at least a majority of the then-outstanding Shares held by the Sponsor Entities, voting as a separate class, shall be entitled to elect one (1) Series A Director at each meeting or pursuant to each consent of the Company’s stockholders for the election of directors. The Series A Directors shall only be removed by the holders of at least a majority of the then-outstanding Shares held by the Sponsor Entities, voting as a separate class.

Section 10.    Protective Provisions. For so long as the Sponsor Entities continue to own the Required Percentage, the Corporation shall not, and shall cause its Subsidiaries not to, without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least the majority of the then-outstanding Shares, voting as a separate class:

(a)    amend, modify, waive, repeal or restate any provision in this Certificate of Designations, the Amended and Restated Certificate of Incorporation or Bylaws, similar organizational documents of the Corporation’s Subsidiaries, the Reg Rights Agreement or any other rights involving the rights of holders with respect to any Shares, including, by merger, consolidation, recapitalization or otherwise, in each case, in any manner that adversely affects the powers, preferences or rights of the Shares;

(b)    enter into any contract that would prohibit or restrict the ability of the Corporation to perform its obligations with respect to the Series A Preferred Stock;

(c)    incur Indebtedness (including guarantees on Indebtedness) in excess of the amount of Indebtedness outstanding on the Issue Date;

(d)    extend, supplement, amend, waive or otherwise modify any material provisions of the Loan Documents or any other agreement, indenture or similar instrument governing any terms of Indebtedness of the Corporation or its Subsidiaries, other than refinancing Indebtedness outstanding on the Issue Date;

(e)    acquire or divest in one or more series of transactions the stock or assets of any Person for consideration in excess of $25 million individually or $125 million in the aggregate in any given year;

(f)    establish or acquire any Subsidiaries outside of the United States;

(g)    effect a Fundamental Change;

(h)    effect any bankruptcy or Liquidation Event of the Corporation or its Subsidiaries;

(i)    declare or pay any dividends other than dividends on the Series A Preferred Stock;

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(j)    authorize, create or issue any Capital Stock of the Corporation or any of its Subsidiaries other than Junior Stock or pursuant to any management plan approved by the Board of Directors;

(k)    (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Shares in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the Corporation that is Junior Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Shares in respect of any such right, preference or privilege;

(l)    enter into or effect any transaction involving the recapitalization, reorganization, reclassification, repurchase, redemption, exchange or other acquisition of any equity securities of the Corporation or its Subsidiaries, other than repurchases or redemptions by a wholly owned Subsidiary of its outstanding securities, or redemptions or other repurchases of Common Stock from employees of the Corporation and its Subsidiaries pursuant to plans or arrangements approved by the Board of Directors; or

(m)    agree in writing or commit or publicly announce an intention to do any of the foregoing.

Section 11.    Events of Noncompliance.

(a)    Definition. An “Event of Noncompliance” shall have occurred if: (A) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is required to make under this Certificate of Designations, whether or not such payment is legally permissible or is prohibited by any Loan Document or any other agreement to which the Corporation is subject or (B) the Corporation breaches any of its payment obligations under this Certificate of Designations, including Section 7(f) hereto.

The foregoing shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

(b)    Consequences of Events of Noncompliance.

(i)    If an Event of Noncompliance has occurred and is continuing, the Dividend Rate for such outstanding Shares will increase by 3.00% per annum, effective as of the date of the Event of Noncompliance, and will increase by an additional 0.50% per annum on each successive Dividend Compounding Date (up to a maximum Dividend Rate of 20.00% per annum), in each case, until such Event of Noncompliance has been cured and no longer is continuing.

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(ii)    If any Event of Noncompliance exists, each holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights and remedies which such holder may have at law or in equity.

(c)    For the avoidance of doubt, any action by the Corporation in violation of this Certificate of Designations, including with respect to the rights of holders of Shares pursuant to Section 8 or Section 10, shall be null and void ab initio, and of no force or effect.

Section 12.    Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. The Corporation shall be entitled to treat the registered holder of any Share as the owner of such Share for all purposes. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

Section 13.    Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any holder of Shares, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder by written notice to the Corporation).

Section 14.    Replacement Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at the holders expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 15.    Amendment and Waiver. No amendment, modification, alteration, repeal or waiver of any provision of this Certificate of Designations shall be binding or effective without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken. For the avoidance of doubt, no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Shares may be accomplished whether by

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the merger, consolidation or other transaction of the Corporation with any other Person unless the Corporation has obtained the prior written consent of the holders of the majority the Shares then outstanding.

Section 16.    Withholding; Offset of Taxes. The Corporation or any other withholding agent shall be entitled to deduct and withhold from the amounts otherwise payable to a holder of Shares such amounts as the Corporation or such withholding agent are required to deduct and withhold under the Code with respect to the making of such payment (“Withholding Tax”). The Corporation or such other withholding agent shall provide the holder with (x) to the extent practicable, at least 10 Business Days advance notice of any amounts proposed to be withheld, (y) an original or certified copy of a receipt from the applicable taxing authority showing payment of any such Withholding Tax, and (z) such other information regarding any such Withholding Tax as the holder may reasonably request. To the extent that Withholding Tax is withheld, (i) the Corporation or such other withholding agent timely shall pay over such amounts to the applicable taxing authority and (ii) such withheld amounts shall be treated for all purposes as having been paid to the Person in respect of whom such deduction and withholding was made. To the extent that the Corporation is required to pay over to a taxing authority any Withholding Tax (excluding for the avoidance of doubt any Taxes referred to in the second sentence of Section 7(f)) on behalf of or with respect to any holder of Shares and such Withholding Tax is not withheld from a cash payment payable to such holder, then the Corporation may, in its sole and absolute discretion, set off such Withholding Tax payment against any payments of Conversion Stock or cash on such Shares or Common Stock received as Conversion Stock.

Section 17.    Incorporation by Reference. The full text of the Purchase Agreement, the Reg Rights Agreement, the Loan Documents and any other agreement referenced herein is on file at the registered office of the Corporation as set forth in the Amended and Restated Certificate of Incorporation (as such registered office may be modified from time to time in accordance with Section 133 of the DGCL or any successor provision).

* * * * *

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of [●], 2017.

SURGERY PARTNERS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS (10.00% SERIES A CONVERTIBLE PERPETUAL PARTICIPATING PREFERRED STOCK) – SURGERY PARTNERS, INC.]